Exhibit 16(d)(xi)

Execution Version

VOTING AGREEMENT

dated as of

January 29, 2026

of

SOHO HOUSE & CO INC.

THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR NON-U.S. SECURITIES LAWS. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IS RESTRICTED AS PROVIDED IN THIS AGREEMENT.

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ii

EXHIBITS

EXHIBIT A	Shareholder Information
EXHIBIT B-1	Initial Directors
EXHIBIT B-2	Initial Non-Voting Representatives
EXHIBIT C	Pre-Approved Affiliate Transactions

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VOTING AGREEMENT

This VOTING AGREEMENT in respect of Soho House & Co Inc., a Delaware corporation (the “Company”), is made as of January 29, 2026 (the “Effective Date”), by and among the shareholders of the Company listed on Exhibit A attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement (collectively the “Shareholders”, and each, a “Shareholder”) (the Company and each of the Shareholders individually a “Party” and together the “Parties”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 15, 2025 (as amended from time to time, the “Merger Agreement”) by and among EH Parent LLC, a Delaware limited liability company (“Parent”), EH MergerSub Inc., a Delaware corporation (“Merger Sub”), and wholly owned subsidiary of Parent, and the Company, Merger Sub merged with and into the Company, with the Company surviving such merger as the surviving company upon the terms and subject to the conditions set forth therein (the “Merger”);

WHEREAS, immediately prior to the signing of this Agreement and after giving effect to the transactions contemplated by the Merger Agreement, and as of the Effective Date, each of the Shareholders owns the number and class of shares set forth opposite such Shareholder’s name on Exhibit A hereto as of the date hereof; and

WHEREAS, the Parties wish to enter into this Agreement to set forth their respective rights and obligations in respect of their investment in the Company and the governance of the Company and its Subsidiaries.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and agreed, the Parties hereto hereby agree as follows:

ARTICLE 1
Definitions; Interpretive Principles

Section 1.01          Definitions. In this Agreement, except where the context otherwise requires:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controls, is controlled by, or is under common control with such other Person; provided, that, an Affiliate of any Person shall also include (a) in the case of a partnership, any general partner of such partnership, (b) in the case of a trust, any trustee or beneficiary of such trust, (c) any spouse, parent, child or lineal descendant of any individual described in clause (b) above, (d) in the case of an individual, any spouse, parent, child or lineal descendant of such individual, and (e) any trust, partnership or limited liability company, under which the distributions may be made only to or for the benefit of such Person and/or any spouse, parent, child or lineal descendant of such Person. For purposes of this Agreement, no Shareholder shall be deemed to be an “Affiliate” of any member of the Company Group or any other Shareholder.

“Affiliate Transaction” means any transaction with any Shareholder or an Affiliate of any Shareholder, except that none of the following shall be deemed or treated as an Affiliate Transaction: (a) administrative amendments to any such agreement, understanding or transaction that was in effect as of the date hereof, (b) indemnification, advancement of expenses and/or exculpation of liability made pursuant to this Agreement or any governing agreement or other organizational document of the Company or Subsidiary of the Company, (c) reimbursement of reasonable expenses incurred in connection with the business of the Company and the Company Subsidiaries by officers, Directors and employees in their respective capacities as such, (d) the employment arrangements with officers, directors or other persons performing services for the Company or any Company Subsidiary reflecting arm’s-length terms for such services and approved by the Board, (e) any transactions entered into on terms that are no less favorable in the aggregate to the Company (or the relevant Subsidiary thereof party thereto) than reasonably would be obtainable from an unaffiliated third party (it being agreed that any pricing or other terms required by Applicable Law shall be deemed to constitute an arm’s-length term for purposes of this clause (e)), (f) any transactions made in the ordinary course of business between the Company or its Subsidiaries, on the one hand, and portfolio companies of any Shareholder or its Affiliates, on the other hand, in each case upon arm’s-length terms, (g) any transaction in which a Shareholder or any of its Affiliates receives goods or services from the Company or any of its Subsidiaries in the ordinary course of business, (h) any transaction in which the amount involved does not exceed $120,000, (i) any transaction that involves the provision of any accommodation services (including any architectural design, food or beverage) that are provided on substantially the same terms as those prevailing at the time for comparable services provided to non-Affiliates, (j) any transaction that involves any lease, hotel management agreement or purchase arrangements in connection with the development projects that as of the Effective Date have been approved in accordance with the Company’s Related-Person Transactions Policy in place as of the Effective Date, including any renewals, extensions or modifications of such leases, agreements or purchase arrangements that are not materially different in scope and terms as those in place for such developments as at the Effective Date, (k) any transactions contemplated by, or with respect to which rights are expressly provided under, this Agreement (including issuances of equity), (l) any transaction authorized or approved by the Board in compliance with Section 5.18, and (m) for the avoidance of doubt, any agreement, understanding or transaction between or among majority-owned Subsidiaries.

“Agreement” means this Voting Agreement, as the same may be amended from time to time in accordance with the terms hereof.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Apollo Investor” means Apollo Debt Solutions BDC, Apollo Credit Master Fund Ltd., Apollo Offshore Credit Master Fund (Unlevered) LP, AAA Multi-Asset Credit Strategies Fund (Z), L.P., Athora Accord Side Car, a Compartment of Athora Lux Invest NL, Fox Hedge Intermediate A Limited, Apollo Accord+ II Aggregator C, L.P., Apollo Oasis Partners, L.P., Apollo Credit Strategies Absolute Return Aggregator C, L.P., Apollo Centre Street Partnership, L.P., Apollo Lincoln Fixed Income Fund, L.P., Apollo Moultrie Credit Fund, L.P., Apollo Calliope Fund, L.P., Apollo TPSF Violet Crown Partnership, L.P – ADOS, Apollo Excelsior, L.P., Apollo Libra Credit Opportunities Fund, L.P, Apollo Union Street Partners, L.P., Apollo H-3 Credit Fund I, L.P., Apollo RWNIH-HSMA LP, Apollo Hostplus Credit II Holdings II, L.P., Apollo Golden Falcon Co-Invest Fund, L.P., Apollo Delphi Fund, L.P., Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC and Apollo Atlas Master Fund, LLC.

“Apollo Observer” has the meaning ascribed to it in Section 5.12.

“Apollo Director” has the meaning ascribed to it in Section 5.01(a)(iii).

“Approved Budget” has the meaning ascribed to it in Section 10.01.

“Board” means the board of directors of the Company.

“Bruce Group” means Classact, LLC.

“Budget” has the meaning ascribed to it in Section 10.01.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to close.

“Bylaws” means the Bylaws of the Company, as may be amended, supplemented or restated from time to time.

“Caring” means Richard Caring.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended, supplemented or restated from time to time.

“Chairman” has the meaning ascribed to it in Section 5.19.

“Change of Control” means (a) any merger, consolidation, recapitalization or reorganization of the Company with any other Person (other than a Shareholder or one of its Affiliates) that results in the Shareholders as of immediately prior to the consummation of such transaction ceasing to own, directly or indirectly, of at least a majority of the voting power of the issued and outstanding Shares of the Company (or its successor) as of immediately following the consummation of such transaction, (b) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of Persons (other than a Shareholder or one of its Affiliates) or (c) any other transaction or series of related transactions which results in any Person or group of Persons (other than a Shareholder or one of its Affiliates) obtaining ownership of more than fifty percent (50%) of the voting power of the Company.

“Class A Common Stock” has the meaning ascribed to it in Section 3.01.

“Class B Common Stock” has the meaning ascribed to it in Section 3.01.

“Code” means the United States Internal Revenue Code of 1986.

“Company” has the meaning ascribed to it in the Preamble.

“Company Auditors” means the independent statutory auditors of the Company, as may be engaged by the Company from time to time.

“Company Group” means the Company, each Subsidiary of the Company and each other Person that is controlled, directly or indirectly, by the Company.

“Company Securities” means any Securities of the Company.

“Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Subsidiaries in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a Director); provided, that the term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers, financing sources or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, any other agreement, any fiduciary duty or any Applicable Law, (b) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder by the Company, or (c) is independently developed by such Shareholder without reference to, or use of, any Confidential Information and without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

“Consolidated Adjusted EBITDA” means, for any Measurement Period, the net income (or loss) of the Company and its Subsidiaries plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, (iv) gain (or loss) on sale of property and other, (v) share of income (or loss) from equity method investments adjusted EBITDA, (vi) foreign exchange, (vii) share of equity method investments, (viii) adjusted share-based compensation expense, (ix) operational reorganization, settlement and severance expense, (x) out of period operating lease liability adjustment, (xi) brand license inventory provision, and (xii) impairment relating to long-lived and intangible assets and goodwill (as calculated in a manner consistent with the Company’s past practice and for purposes of its earnings releases, in each case, prior to the date of this Agreement).

“Consolidated Adjusted EBITDA Threshold” shall mean the Consolidated Adjusted EBITDA of the Company being equal to or greater than $325,000,000 in any Measurement Period ended on, or prior to, the Trigger Date (provided, however, for purposes of Section 9.09(a)(i)(y), the Measurement Period may end on, prior to, or following the Trigger Date).

“control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Corporate Opportunity” has the meaning ascribed to it in Section 6.03.

“Delaware Court” has the meaning ascribed to it in Section 12.14(a).

“Designated Director(s)” has the meaning ascribed to it in Section 5.01(a)(iv).

“Director” has the meaning ascribed to it in Section 5.01(a).

“Director Transfer Date” means either (i) the third (3rd) anniversary of the Effective Date (if the Consolidated Adjusted EBITDA Threshold was not met on or before that date), unless Yucaipa, the MCR Investor and the Apollo Investor agree otherwise (and for which the consent of the Company or any other Shareholder is not required) or (ii) the fourth (4th) anniversary of the Effective Date (if the Consolidated Adjusted EBITDA Threshold was met on or before the third (3rd) anniversary of the Effective Date).

“Dispute” has the meaning ascribed to it in Section 12.13(a).

“DA ROFO Election Period” has the meaning ascribed to it in Section 9.04(c).

“DA ROFO Offer” has the meaning ascribed to it in Section 9.04(c).

“DA ROFO Offering Shareholder” has the meaning ascribed to it in Section 9.04(c).

“DA ROFO Offer Price” has the meaning ascribed to it in Section 9.04(c).

“DA ROFO Sale Notice” has the meaning ascribed to it in Section 9.04(c).

“DA ROFO Shares” has the meaning ascribed to it in Section 9.04(c).

“Drag-Along Right” has the meaning ascribed to it in Section 9.09(a).

“Drag-Along Sale” has the meaning ascribed to it in Section 9.09(a).

“Drag-Along Sale Notice” has the meaning ascribed to it in Section 9.09(b).

“Drag-Along Seller” has the meaning ascribed to it in Section 9.09(a).

“Effective Date” has the meaning ascribed to it in the Preamble.

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first offer or refusal, mortgage, pledge, lien, retention of title, usufruct, attachment, easement or other encumbrance or any agreement to create any of the foregoing.

“Encumber” shall have a correlative meaning.

“Equity Securities” means, with respect to any Person, (a) any capital stock, partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests), including, in the case of the Company, Shares (collectively, “Interests”), (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any Interests (including any option to purchase such convertible security) or (c) any security carrying any warrant or right to subscribe to or purchase any security described in clause (a) or (b).

“Estate Planning Vehicle” of any Person, means any vehicle formed primarily for the benefit of such Person or any of such Person’s Family Members (including any trust, foundation or other entity established for estate, wealth, family or charitable purposes by or on behalf of such Person and/or one or more of such Person’s Family Members).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Existing Stockholders’ Agreement” means          the Stockholders’ Agreement, dated as of July 19, 2021, among Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. Richard Caring, Nick Jones and the Company (formerly known as Membership Collective Group Inc.).

“Family Members” of any natural Person shall mean the (i) spouses, and/or civil partners of such Person; provided, that, any Person who becomes divorced or whose civil partnership is dissolved shall, on the grant of the decree absolute or final dissolution order in respect of that divorce or dissolution, cease to be a Family Member of their former spouse or civil partner, (ii) parents or siblings of such Person, (iii) child, adopted child or stepchild (including a child of the civil partner) of such Person, or any descendant of such child, adopted child or step child, or (iv) an entity in relation to which an individual or their Family Member controls more than one-half of the voting power thereof.

“Fiscal Year” has the meaning ascribed to it in Section 7.01.

“Force Majeure Event” means the occurrence of strikes, riots, wars, acts of terrorism, natural disasters, pandemics, epidemics, acts of God or other similar events beyond the control of the Company (each, a “Force Majeure Event”).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Approval” means any authorization, consent, waiver, order and approval of any Governmental Authority, including any applicable waiting periods associated therewith.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, territorial or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof or arbitral tribunal (public or private).

“Hearing” has the meaning ascribed to it in Section 12.13(g).

“HoldCo Notes Facility” means the senior unsecured notes facility in an aggregate amount of up to $220,000,000 between, among others, Soho House Holdings Limited and certain financial institutions as noteholders.

“Indemnification Sources” has the meaning ascribed to it in Section 6.01(c).

“Indemnified Liabilities” has the meaning ascribed to it in Section 6.01(a).

“Indemnitee-Related Entity” means any exempted company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification or advancement obligation.

“Indemnitees” has the meaning ascribed to it in Section 6.01(a).

“Initial Chairman” shall mean Ronald Burkle.

“Initial Class B Common Stock Holder” shall mean the Persons who hold Class B Common Stock of the Company as of the Effective Date.

“Interests” has the meaning ascribed to such term in the definition of “Equity Securities.”

“IPO” means the first public offering, following the Effective Date, of common Company Securities, or of Equity Securities of another entity that, directly or indirectly, controls the Company or of any legal entity in which the Company is converted in order to effect the first public offering, that results in such common Company Securities, or the Equity Securities of such entity, being listed (and, if applicable, registered under the Exchange Act or European equivalent, if applicable) and publicly traded on a securities exchange or automated quotation system.

“Issuance Notice” has the meaning ascribed to it in Section 4.03(a).

“JAMS” has the meaning ascribed to it in Section 12.13(b).

“Joinder” has the meaning ascribed to it in Section 9.03(a).

“Jointly Indemnifiable Claim” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (a) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (b) any Indemnitee-Related Entity pursuant to any other agreement between such Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of such Indemnitee-Related Entity and/or the organizational documents of such Indemnitee-Related Entity, on the other hand.

“MCR Director” has the meaning ascribed to it in Section 5.01(a)(ii).

“MCR Investor” means M4 Soho House Holdings LP, MCR Soho House Holdings LLC and DR Soho House Holdings LLC.

“MCR Investor Tag-Along Sale” has the meaning ascribed to it in Section 9.08(a).

“MCR Investor Tag-Along Seller” has the meaning ascribed to it in Section 9.08(a).

“MCR Parent” means either (i) Tyler Morse or (ii) MCR Hospitality Fund IV GP LLC.

“Measurement Period” means any period of four (4) consecutive fiscal quarters of the Company that commences after the Effective Date.

“Merger” has the meaning ascribed to it in the Recitals.

“Merger Agreement” has the meaning ascribed to it in the Recitals.

“Merger Sub” has the meaning ascribed to it in the Recitals.

“Minority Offering Shareholder” has the meaning ascribed to it in Section 9.04(a)(a).

“Minority ROFO Election Period” has the meaning ascribed to it in Section 9.04(a)(b).

“Minority ROFO Holders” has the meaning ascribed to it in Section 9.04(a)(b).

“Minority ROFO Offer” has the meaning ascribed to it in Section 9.04(a)(b).

“Minority ROFO Sale Notice” has the meaning ascribed to it in Section 9.04(a)(a).

“Minority ROFO Shares” has the meaning ascribed to it in Section 9.04(a)(a).

“MOIC” means, as determined by the Board in good faith, as of any date of determination, the total multiple which is earned on the aggregate amount invested by the MCR Investor or the Momentum Investor, as applicable (the “Applicable Investor”), and its Permitted Transferees in the Company and its Affiliates, which is calculated as the ratio of (a) the sum of (i) the aggregate cash consideration and the market value of any freely marketable securities, in each case, to be received by the Applicable Investor and its Permitted Transferees in connection with a proposed Drag-Along Sale, (ii) the aggregate cash consideration and the market value (at the time of the applicable Transfer) of any freely marketable securities, in each case received by the Applicable Investor and its Permitted Transferees in connection with any Transfers of Company Securities prior to the closing of the Drag-Along Sale (excluding, for the avoidance of doubt, any such amounts received in a Transfer to a Permitted Transferee), (iii) the aggregate amount of dividends and distributions received by the Applicable Investor and its Permitted Transferees in respect of Company Securities from and after the Effective Date and prior to the closing of the Drag-Along Sale, to (b) the aggregate amount of cash paid by the Applicable Investor and its Permitted Transferees to purchase shares of Merger Sub or Company Securities (excluding, for the avoidance of doubt, any such amounts paid in a Transfer from a Permitted Transferee) prior to the date of notice of the applicable Drag-Along Sale. For the avoidance of doubt and notwithstanding anything to the contrary herein, no fees or other amounts payable directly or indirectly to the Applicable Investor or an Affiliate of the Applicable Investor pursuant to any contractor, consultant, employment or other similar agreement shall be included for purposes of calculating MOIC.

“Momentum Director” has the meaning ascribed to it in Section 5.01(a)(iii).

“Momentum Investor” means Momentum Solutions II, LLC.

“Momentum Parent” means either (i) George Popstefanov or (ii) Momentum Holdings Group, LLC.

“Non-Drag-Along Seller” has the meaning ascribed to it in Section 9.09(a).

“Non-Voting Representatives” has the meaning ascribed to it in Section 5.01(b).

“Offering Shareholder” means the Minority Offering Shareholder and/or the DA ROFO Offering Shareholder, as applicable.

“Officer” and “Officers” have the meanings ascribed to them in Section 5.19.

“OpCo Notes Facility” means the senior secured notes facility in an aggregate amount of up to $695,000,00 between, among others, Soho House Bond Limited and certain financial institutions as noteholders.

“Parent” has the meaning ascribed to it in the Recitals.

“Party” and “Parties” have the meanings ascribed to them in the Preamble.

“Permitted Apollo Investor Designees” shall mean each of Chris Lahoud and Shankar Jonnagadla.

“Permitted MCR Investor Designees” shall mean each of Tyler Morse and Joseph Delli Santi.

“Permitted Momentum Investor Designees” shall mean each of George Popstefanov and Ryan Boomsma.

“Permitted Transferee” means, (a) in the case of any Shareholder that is not an individual or an Estate Planning Vehicle of an individual, any Person that is an Affiliate of such Shareholder, and (b) in the case of any Shareholder that is an individual or an Estate Planning Vehicle of an individual who would otherwise be a Shareholder if one or more of such individual’s Estate Planning Vehicles were not a Shareholder, any Estate Planning Vehicle of such individual and any beneficiaries thereof by will or intestacy.

“Person” means an individual, corporation, partnership, limited liability company, association, fund, trust or other entity or organization, including a Governmental Authority.

“Preemptive Rights Exercise Notice” has the meaning ascribed to it in Section 4.03(b).

“Prime Rate” shall mean the rate of interest published from time to time in The Wall Street Journal, Eastern Edition, and designated as the prime rate.

“Qualified IPO” means the first public offering, following the Effective Date, of common Company Securities, or of Equity Securities of another entity that, directly or indirectly, controls the Company or of any legal entity in which the Company is converted in order to effect the first public offering, in each case registered under the Securities Act (other than pursuant to or on Form S-4), that results in such common Company Securities, or the Equity Securities of such entity, being listed on the New York Stock Exchange or NASDAQ Global Select Market, with an underwritten public offering that generates at least $100 million of primary proceeds (net of underwriting discounts or commissions).

“Registration Rights Agreement” has the meaning ascribed to it in Section 9.12.

“Replacement Apollo Director Candidates” has the meaning ascribed to it in Section 5.03(c).

“Replacement MCR Director Candidates” has the meaning ascribed to it in Section 5.03(a).

“Replacement Momentum Director Candidates” has the meaning ascribed to it in Section 5.03(b).

“Replacement RC Director Candidates” has the meaning ascribed to it in Section 5.07(a).

“Representatives” has the meaning ascribed to such term in the definition of “Confidential Information.”

“RC Director” has the meaning ascribed to it in Section 5.01(a)(v).

“ROFO Acceptance Notice” has the meaning ascribed to it in Section 9.04(d).

“ROFO Acceptance Period” has the meaning ascribed to it in Section 9.04(d).

“ROFO Election Period” means either the Minority ROFO Election Period or the DA ROFO Election Period, as applicable.

“ROFO Holder” means either the Minority ROFO Holder or Yucaipa, as applicable.

“ROFO Offer” means either the Minority ROFO Offer or the DA ROFO Offer, as applicable.

“ROFO Offer Terms” has the meaning ascribed to it in Section 9.04(g).

“ROFO Sale Notice” means the Minority ROFO Sale Notice.

“ROFO Sale Trigger” has the meaning ascribed to it in Section 9.04(g).

“ROFO Shares” means the Minority ROFO Shares and/or DA ROFO Shares, as applicable.

“ROFO Tag-Along Sale” has the meaning ascribed to it in Section 9.08(a).

“ROFO Tag-Along Seller” has the meaning ascribed to it in Section 9.08(a).

“Second Notice” has the meaning ascribed to it in Section 4.03(b).

“Securities” means, with respect to any Person, (a) any Equity Securities or (b) any debt securities.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Share” and “Shares” have the meanings ascribed to them in Section 3.01.

“Shareholder” means, at any time, for as long as he, she or it holds any Shares, each of (a) Yucaipa, the MCR Investor, the Momentum Investor, the Apollo Investor and the other Persons listed on Exhibit A as of the date of this Agreement and (b) any other Person who, after the date of this Agreement, is admitted to the Company as a Shareholder under this Agreement in accordance with the terms of this Agreement. For the avoidance of doubt, a Person shall not be admitted as a Shareholder of the Company until such Person has executed and delivered a fully executed Joinder to the Company in accordance with Article 9.

“Shareholder Percentage” means, with respect to any Shareholder as of any time, the percentage of outstanding Shares owned by such Shareholder at such time, calculated on a fully-diluted basis.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, or other legal entity of which more than fifty percent (50%) of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such Person.

“Tag-Along Notice” has the meaning ascribed to it in Section 9.08(a).

“Tag-Along Notice Period” has the meaning ascribed to it in Section 9.08(c).

“Tag-Along Offer” has the meaning ascribed to it in Section 9.08(b).

“Tag-Along Portion” means, with respect to the Tagging Shareholder and for any Tag-Along Sale, (a) the Shares owned by such Shareholder immediately prior to such Tag-Along Sale, multiplied by (b) a fraction (i) the numerator of which is the number of Shares proposed to be Transferred by the Tag-Along Seller in such Tag-Along Sale and (ii) the denominator of which is the aggregate number of Shares owned by all the Shareholders immediately prior to such Tag-Along Sale; provided that in a ROFO Tag-Along Sale, the Tag-Along Portion of a Tagging Shareholder shall be all (and not less than all) of the Shares owned by such Tagging Shareholder.

“Tag-Along Response Notice” has the meaning ascribed to it in Section 9.08(c).

“Tag-Along Right” has the meaning ascribed to it in Section 9.08(c).

“Tag-Along Sale” means a MCR Investor Tag-Along Sale, a Momentum Investor Tag-Along Sale, a Yucaipa Tag-Along Sale or a ROFO Tag-Along Sale, as applicable.

“Tag-Along Seller” means a MCR Investor Tag-Along Seller, a Momentum Investor Tag-Along Seller, a Yucaipa Tag-Along Seller or a ROFO Tag-Along Seller, as applicable.

“Tagging Shareholders” has the meaning ascribed to it in Section 9.08(a).

“Taxable Year” means the calendar year.

“Transaction Documents” means the Merger Agreement and any other document contemplated by such agreement, or any document or instrument delivered in connection with the Merger Agreement.

“Transfer” means, with respect to any Company Securities, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, Encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, Encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transferred” and “Transferring” shall have correlative meanings.

“Transfer Agent” means the Company’s transfer agent.

“Treasury Regulations” means the final, temporary and proposed regulations promulgated under the Code by the U.S. Department of the Treasury.

“Trigger Date” means the earlier of (i) the date which is 45 days after December 31, 2028, or (ii) the date that the Company’s customary year-end closing procedures for 2028 are substantially final.

“Yucaipa” means Ronald Burkle, OA3, LLC, Yucaipa American Alliance (Parallel) Fund II, L.P., Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance III, L.P., Yucaipa Soho Works, Inc. and Global Joint Venture Investment Partners LP.

“Yucaipa Directors” has the meaning ascribed to it in Section 5.01(a)(i).

“Yucaipa Offering Shareholder” has the meaning ascribed to it in Section 9.04(b)(i).

“Yucaipa ROFO Election Period” has the meaning ascribed to it in Section 9.04(b)(ii).

“Yucaipa ROFO Holder” has the meaning ascribed to it in Section 9.04(b)(ii).

“Yucaipa ROFO Offer” has the meaning ascribed to it in Section 9.04(b)(ii).

“Yucaipa ROFO Offer Price” has the meaning ascribed to it in Section 9.04(b)(ii).

“Yucaipa ROFO Sale Notice” has the meaning ascribed to it in Section 9.04(b)(i).

“Yucaipa ROFO Shares” has the meaning ascribed to it in Section 9.04(b)(i).

“Yucaipa Tag-Along Sale” has the meaning ascribed to it in Section 9.08(a).

“Yucaipa Tag-Along Seller” has the meaning ascribed to it in Section 9.08(a).

Section 1.02       General Interpretive Principles. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “dollars” or “$” shall mean United States dollars. All references to a particular statute or other Applicable Law shall be deemed to include all rules and regulations thereunder in effect from time to time and any amendments or successors to such statutes or Applicable Laws. References to any Person (including any business unit or division thereof) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement.

ARTICLE 2
Implementation

Section 2.01         Certificate of Incorporation. If and only to the extent that there is any conflict between the provisions of this Agreement on the one hand and the Certificate of Incorporation, Bylaws, Existing Stockholders’ Agreement or other organization documents of the Company on the other hand, this Agreement shall, as between the Parties hereto, prevail, provided, that the Parties hereto will, if so requested by any Shareholder and to the extent permitted by Applicable Law, as soon as practicable amend, or cause to be amended, the Certificate of Incorporation, the Bylaws, the Existing Stockholders’ Agreement or such other organization document of the Company, as applicable, to remove any such conflict and reflect the terms set forth in this Agreement.

Section 2.02         Exercise of Shareholder Rights. The Shareholders shall each vote the Shares held by them (to the extent applicable), grant powers of attorney, execute documents and take all other reasonable actions in their respective power and authority as a shareholder of the Company, in a manner consistent with the rights and obligations of the Parties under this Agreement so as to effectuate and preserve the intent of the Parties as set out herein.

ARTICLE 3
 Capital Structure and Organization

Section 3.01         Capital Structure. The Company shall initially have two (2) classes of stock: (a) Class A common stock, par value of $0.01, of the Company (“Class A Common Stock”) and (b) Class B common stock, par value of $0.01, of the Company (“Class B Common Stock”, and together with the Class A Common Stock, the “Shares”, and each, a “Share”).

Section 3.02         Initial Shareholdings. The name, address and Shareholder Percentage of each Shareholder are set forth on Exhibit A hereto, as such Schedule may be amended from time to time to reflect the admission of any additional Shareholders, the acquisition of additional Shares by any Shareholder, the transfer of Shares and the repurchase of Shares, each as permitted or required by the terms of this Agreement.

Section 3.03          Additional Capital Contributions.

(a)           No Shareholder shall be obliged to provide any debt or equity funding to the Company or any of its Subsidiaries whether by way of subscription for further Securities or otherwise, except to the extent permitted by this Agreement and expressly agreed by such Shareholder in writing after the Effective Date, which each Shareholder may or may not do in its sole discretion.

(b)         No Shareholder shall be obliged to provide or procure any form of guarantee or other security or indemnity or counter-indemnity for any obligation or indebtedness of the Company of any of its Subsidiaries, except to the extent permitted by this Agreement and expressly agreed by such Shareholder in writing after the Effective Date, which each Shareholder may or may not do in its sole discretion.

Section 3.04          Conversions and Transfers of Class B Common Stock.

(a)          Each share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock immediately following a Transfer to any person other than (i) one or more Permitted Transferees of the holder of such Class B Common Stock, (ii) another Initial Class B Common Stock Holder, or (iii) one or more of such other Initial Class B Common Stock Holder’s Permitted Transferees. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its Transfer Agent.

(b)          At such time the Initial Class B Common Stock Holders and their Permitted Transferees collectively own less than 15% of the shares of the Company’s total outstanding Shares, each issued share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following such date, the Company may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing the shares (if any) are surrendered to the Company or its Transfer Agent.

ARTICLE 4
 Certain Rights and Obligations of Shareholders

Section 4.01         Withholding. Except as otherwise expressly provided in this Agreement, the Company and any Subsidiary of the Company shall be entitled to deduct and withhold from any amount payable to or distributable to (or deemed for appliable tax purposes to be payable or distributable to) any Shareholder or any of its Affiliates (other than the Company or a Subsidiary) pursuant to this Agreement any amounts required to be deducted or withheld with respect to the making of such payment under any provision of any Applicable Law, including for sake of clarity, taking into account any reduced rate of, or exemption from, any withholding tax pursuant to Applicable Law, including any applicable income tax treaty, or otherwise. If any amounts are so deducted or withheld and remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to such Shareholder or any of its Affiliates (other than the Company or a Subsidiary) in respect of which such deduction or withholding was made. If the Company is required to make any payment in respect of any amounts of taxes contemplated by this Section 4.01 in excess of amounts that would otherwise then be currently distributed or paid to the Shareholder in cash (as determined by the Board), the Shareholder to which such taxes relate shall be obligated to indemnify the Company for such taxes in excess of such cash payment or distribution, and upon demand by the Company, the Shareholder on whose behalf such withholding was made shall pay over to the Company such taxes plus interest thereon at a rate equal to the Prime Rate as of the date of the withholding, plus 2.0% per annum (which amounts may, at the election of the Company, be set off against any subsequent payments or distributions from the Company to the Shareholder). Each Shareholder agrees to furnish the Company with such representations, information and forms as the Company may reasonably request to assist it in determining the extent of, and in fulfilling, the Company’s withholding obligations and the Company’s reporting obligations to any of its Subsidiaries. Without limitation of any Person’s rights to reimbursement and indemnification under this Agreement, each Shareholder hereby agrees to reimburse the Company for any claims, liability, expense or obligation incurred by or imposed on any such Person with respect to withholding taxes required to be made (or which any such Person fails to make) on behalf of or with respect to such Shareholder. This Section 4.01 shall survive any Transfer, any withdrawal and any dissolution or termination of the Company.

Section 4.02          Voting.

(a)          Each share of Class A Common Stock shall entitle the record holder thereof as of the applicable record date to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

(b)          Each share of Class B Common Stock shall entitle the record holder thereof as of the applicable record date to ten (10) votes per share in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock, whether voting separately as a class or otherwise.

(c)          Except as otherwise required in this Agreement or by Applicable Law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company. Other than as required by Applicable Law, the affirmative vote of the holders of a majority in voting power of the issued and outstanding Shares and entitled to vote on the matter shall be the act of the Shareholders of the Company, except to the extent any other provision of this Agreement (including Section 5.16, Section 5.17, Section 5.18 and Section 12.05) requires a different vote or requires the consent of a particular Shareholder or group, class or series of Shareholders.

(d)        The presence in person or by proxy of Shareholders representing a majority of the voting power of the issued and outstanding Shares entitled to vote shall constitute a quorum for the conduct of business at any meeting of the shareholders of the Company, unless or except to the extent required by Applicable Law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 4.03          Preemptive Rights.

(a)        Other than for issuances of Equity Securities contemplated in Section 4.03(e), (f) or (g), the Company shall give the Shareholders written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Equity Securities at least thirty (30) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Equity Securities are to be issued and the other material terms of the issuance (including the terms of the Equity Securities proposed to be issued) and the number of Equity Securities each Shareholder is entitled to subscribe for in accordance with this Section 4.03(a). Subject to Section 4.03(e), each of the Shareholders shall be entitled to subscribe for (or to cause its Permitted Transferees to subscribe for) up to its respective Shareholder Percentage of the Equity Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. In the event that the Company proposes to issue common stock, or any security that is convertible into or exercisable for common stock, each holder of Class B Common Stock shall have the right to participate in such issuance by purchasing an equivalent number of shares of Class B Common Stock (or securities convertible into or exercisable for Class B Common Stock, as applicable), and each holder of Class A Common Stock shall have the right to participate by purchasing an equivalent number of shares of Class A Common Stock (or securities convertible into or exercisable for Class A Common Stock, as applicable), in each case in accordance with their respective Shareholder Percentages and on the same terms and conditions as set forth in the Issuance Notice.

(b)        If any Shareholder desires to subscribe for or to have any of its Permitted Transferees subscribe for any or all of its Shareholder Percentage of the Equity Securities specified in the Issuance Notice, it shall deliver an irrevocable written notice to the Company (each a “Preemptive Rights Exercise Notice”) of its election to subscribe for such Equity Securities within thirty (30) Business Days’ of receipt of the Issuance Notice. The Preemptive Rights Exercise Notice shall specify the number (or amount) of Equity Securities to be subscribed for by such Party or its Permitted Transferees, which may include (i) up to such Party’s Shareholder Percentage, and (ii) any additional number (or amount) of Equity Securities such Party is willing to subscribe for if available. The Preemptive Rights Exercise Notice shall constitute exercise by such Party of its rights under this Section 4.03 and a binding agreement of such Party or such Party’s applicable Permitted Transferees to subscribe for, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Equity Securities specified in the Preemptive Rights Exercise Notice, with such subscription and issuance to be consummated as promptly as reasonably practicable. If, at the termination of such thirty (30) Business Day period, any Shareholder shall not have delivered a Preemptive Rights Exercise Notice to the Company, such Party shall be deemed to have waived all of its rights under this Section 4.03 with respect to the subscription for such Equity Securities. Promptly following the termination of such thirty (30) Business Day period, the Company shall deliver to each of the Shareholders a copy of any Preemptive Rights Exercise Notice it has received or notify each of the Shareholders that no Preemptive Rights Exercise Notices have been received (each a “Second Notice”).

(c)          If a Shareholder fails to exercise its preemptive rights under this Section 4.03 or elects to exercise such rights with respect to less than its Shareholder Percentage of the issuance and another Shareholder has exercised its rights under this Section 4.03 with respect to its entire Shareholder Percentage, such other Shareholder shall be entitled to subscribe for any or all of the remaining portion of the issuance, up to the maximum number of Equity Securities such Shareholder indicated in its Preemptive Rights Exercise Notice. If more than one (1) such Shareholder elects to subscribe for all or any portion of the remaining Equity Securities, such Equity Securities shall be allocated among such subscribing Shareholders on a pro rata basis based on their respective Shareholder Percentages (excluding any Shareholder that failed to exercise its preemptive rights under this Section 4.03 or elected exercise such rights with respect to less than its Shareholder Percentage), up to the maximum number of Equity Securities each such Shareholder has indicated in its Preemptive Rights Exercise Notice, until all Equity Securities have been allocated or all subscribing Shareholders have subscribed for the maximum number of shares they indicated they were willing to purchase in their respective Preemptive Rights Exercise Notice.

(d)         The Company shall have one hundred eighty (180) calendar days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Equity Securities that the Shareholders have not elected to subscribe for at a price equal to or greater than the price specified in the Issuance Notice and otherwise upon terms that are not less favorable to the Company than those specified in the Issuance Notice; provided, that, if any Governmental Approvals are required in connection with such issuance, such one hundred eighty (180) calendar day period shall be extended until the expiration of five (5) Business Days following the date on which all Governmental Approvals are obtained and any applicable waiting periods under Applicable Law have expired or been terminated, but in no event will such period be extended for more than an additional ninety (90) calendar days. If the Company proposes to issue any such Equity Securities after such one hundred eighty (180) calendar day (or longer, as permitted by the preceding sentence) period, it shall again comply with the procedures set forth in this Section 4.03.

(e)          Notwithstanding the foregoing and any other provision of this Section 4.03, no Shareholder shall be entitled to subscribe for Equity Securities under this Section 4.03 in connection with issuances of Equity Securities (i) to employees of the Company or any of its Subsidiaries pursuant to employee benefit plans, incentive equity plans or other arrangements, if any, approved by the Board in accordance with the terms of this Agreement, (ii) to any Person that is not a Shareholder or Affiliate thereof as consideration in any acquisition, investment, merger, amalgamation, consolidation or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved by the Board in accordance with the terms of this Agreement, (iii) where the purchase price payable by such Shareholder is less than $50,000 in the aggregate for such issuance (or series of related issuances) pursuant to this Section 4.03(e)(iii), (iv) as an equity kicker, incentive or similar arrangement to any lender or other provider of debt financing (other than Yucaipa or The Yucaipa Companies LLC or any of their respective controlled Affiliates, including any investment fund or investment vehicle sponsored, managed or controlled by The Yucaipa Companies LLC or its affiliated investment managers) in connection with any debt financing transaction, (v) in connection with the exercise or conversion of any instrument that is convertible into or exercisable or exchange for Equity Securities where the initial issuance of such instrument was made in compliance with this Section 4.03 as contemplated in such instrument, (vi) issued to Shareholders on a pro rata basis based on Shareholders’ Shareholder Percentage in connection with any stock splits, dividends, combinations and reclassifications, and anti-dilution adjustments pursuant to the terms of an Equity Security that was issued in compliance with this Section 4.03, or (vii) issued in accordance with Section 4.03(g), but subject to Section 4.03(g).

(f)          Notwithstanding anything to the contrary in this Section 4.03, in no event shall a Shareholder have a right to subscribe for Equity Securities pursuant to this Section 4.03 if such Shareholder is not, at the time of such issuance, an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or if the issuance of the applicable interests to such Shareholder would require registration under the Securities Act.

(g)          Notwithstanding anything to the contrary in this Section 4.03, in the case the Board determines to issue Equity Securities to fund emergency capital required by the Company as determined in good faith by the Board or the Board otherwise determines in good faith that delaying the application of the foregoing provisions in connection with an issuance of Equity Securities is in the best interest of the Company, the Company and its Subsidiaries may issue Equity Securities to any Person (including a third-party purchaser) in such offering of Equity Securities approved by the Board without first complying with the foregoing provisions of this Section 4.03; provided, that, the Company will, within thirty (30) days following the closing of such Equity Security issuance, offer to sell to each Shareholder its Shareholder Percentage of the Equity Securities issued in such issuance, in each case, in a manner which the Board determines in good faith provides each Shareholder with rights substantially similar to the rights set forth in the foregoing provisions of this Section 4.03.

(h)          The preemptive rights contained in this Section 4.03 shall not apply to an IPO and shall terminate upon the consummation of an IPO.

ARTICLE 5
 Board and Officers

Section 5.01          Board Composition.

(a)         From the Effective Date, the Board shall, subject to change as provided in this Agreement, be comprised of nine (9) directors (each, a “Director”), whom shall initially be designated as follows:

(i)	Yucaipa shall be entitled to designate four (4) Directors (the “Yucaipa Directors”);

(ii)	the MCR Investor shall be entitled to designate one (1) Director (the “MCR Director”);

(iii)	the Momentum Investor shall be entitled to designate one (1) Director (the “Momentum Director”);

(iv)	the Apollo Investor shall be entitled to designate one (1) Director (the “Apollo Director”);

(v)	Ashton Kutcher (the sole initial “Designated Director”); and

(vi)	Caring shall be entitled to designate one (1) Director (the “RC Director”).

(b)        At the Effective Date, each Person listed on Exhibit B-2 attached hereto shall be designated as additional non-voting representatives of the Board (the “Non-Voting Representatives”).  The Non-Voting Representatives shall not have any power as Directors to vote on any action to be taken or matter to be determined by the Board (and for such purposes the number of Directors and number of votes on the Board shall be determined excluding all Non-Voting Representatives).  Without limiting the generality of the foregoing, the consent of the Non-Voting Representatives shall not be required for, or counted for purposes of determining, any action to be taken by the Board in writing, and the presence of the Non-Voting Representatives shall not be required or counted for purposes of establishing quorum for the conduct of business of any meeting of the Board.  The Non-Voting Representatives shall be entitled to receive the board materials distributed to the Board, subject to appropriate restrictions to protect confidentiality, legal privilege, and conflicts of interest. Each Non-Voting Representatives may at any time and from time to time be removed and replaced by a majority vote of the Directors.

(c)          If, (i) a Shareholder (together with its Permitted Transferees) other than the MCR Investor, the Momentum Investor, the Apollo Investor and Caring, holds less than five percent (5%) of the Company’s issued and outstanding Shares as a result of a Transfer of its Shares; (ii) the MCR Investor (together with its Permitted Transferees), holds less than 2,777,777 shares of Class A Common Stock (appropriately adjusted for any stock splits, stock dividends or other similar events); (iii) the Momentum Investor (together with its Permitted Transferees), holds less than 5,555,555 shares of Class A Common Stock (appropriately adjusted for any stock splits, stock dividends or other similar events); (iv) the Apollo Investor (together with its Permitted Transferees), holds less than 833,333 shares of Class A Common Stock (appropriately adjusted for any stock splits, stock dividends or other similar events) or less than $30,000,000 principal amount of notes (excluding any PIK interest notes) under the HoldCo Notes Facility; or (v) Caring (together with his Permitted Transferees), holds a number of shares of Common Stock that is less than 50% of the number of shares of Common Stock Caring holds on the Effective Date (such number to be appropriately adjusted for stock splits, stock dividends and other similar events), such Shareholder shall no longer have the designation rights provided to it pursuant to Section 5.01(a), Section 5.03, Section 5.04, Section 5.05 or Section 5.08.

(d)          Separately and in addition to the foregoing Section 5.01(c), the MCR Investor and the Apollo Investor shall automatically cease to have the designation rights provided to them pursuant to Section 5.01(a), Section 5.03 and Section 5.08 on the Director Transfer Date.

(e)          The initial list of Directors of the Company as of the date hereof is attached hereto as Exhibit B-1.

Section 5.02          Resignations, Removals and Vacancies.

(a)          Any Director may resign at any time by giving written notice to the Board. The resignation of any Director shall take effect upon receipt of notice of such resignation or at such later time as shall be specified in such notice, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

(b)          Subject to Section 5.03, Section 5.04, Section 5.05 and Section 5.08, any Director may be removed as a Director at any time, with or without cause, by the Shareholder or group of Shareholders entitled to designate such Director pursuant to Section 5.01 (which action may be taken by written consent of such holders).  For purposes of this Section 5.02(b), the Shareholders entitled to designate the Designated Director(s) are the Shareholders holding a majority of the voting power of the issued and outstanding Shares.

(c)          Subject to Section 5.03, Section 5.04, Section 5.05 and Section 5.08, if at any time a vacancy is created on the Board by reason of the death, removal or resignation of any Director, only the Shareholder or group of Shareholders entitled to designate such Director pursuant to Section 5.01 may appoint a designee to fill such vacancy or vacancies (which action may be taken by written consent of such holders). Any vacancy created on the Board by reason of any increase in the number of Directors shall be filled by the Board.  For purposes of this Section 5.02(c), the Shareholders entitled to designate the Designated Director(s) are the Shareholders holding a majority of the voting power of the issued and outstanding Shares.

Section 5.03          Replacement of the MCR Director, the Momentum Director or the Apollo Director.

(a)          If any then-current MCR Director ceases to serve as a MCR Director by reason of death, removal or resignation, then, subject to Section 5.01(c) and Section 5.01(d) and the corresponding provisions of Section 5.08, the MCR Investor shall be entitled to nominate a replacement for such MCR Director in accordance with this Section 5.03. The MCR Investor shall provide Yucaipa a written notice setting forth the names of three (3) candidates affiliated with the MCR Investor for such replacement (the “Replacement MCR Director Candidates”) within five (5) Business Days of such event. Within fifteen (15) Business Days of Yucaipa’s receipt of such notice, Yucaipa shall select one (1) of the Replacement MCR Director Candidates to replace the departing MCR Director. Notwithstanding the foregoing, no such notice or selection process shall be required with respect to the nomination of either of the Permitted MCR Investor Designees.

(b)         If any then-current Momentum Director ceases to serve as a Momentum Director by reason of death, removal or resignation, then, subject to Section 5.01(c) and the corresponding provisions of Section 5.08, the Momentum Investor shall be entitled to nominate a replacement for such Momentum Director in accordance with this Section 5.03. The Momentum Investor shall provide Yucaipa a written notice setting forth the names of three (3) candidates affiliated with the Momentum Investor for such replacement (the “Replacement Momentum Director Candidates”) within five (5) Business Days of such event. Within fifteen (15) Business Days of Yucaipa’s receipt of such notice, Yucaipa shall select one (1) of the Replacement Momentum Director Candidates to replace the departing Momentum Director. Notwithstanding the foregoing, no such notice or selection process shall be required with respect to the nomination of either of the Permitted Momentum Investor Designees.

(c)          If any then-current Apollo Director ceases to serve as an Apollo Director by reason of death, removal or resignation, then, subject to Section 5.01(c) and Section 5.01(d) and the corresponding provisions of Section 5.08, the Apollo Investor shall be entitled to nominate a replacement for such Apollo Director in accordance with this Section 5.03. The Apollo Investor shall provide Yucaipa a written notice setting forth the names of three (3) candidates affiliated with the Apollo Investor for such replacement (the “Replacement Apollo Director Candidates”) within five (5) Business Days of such event. Within fifteen (15) Business Days of Yucaipa’s receipt of such notice, Yucaipa shall select one (1) of the Replacement Apollo Director Candidates to replace the departing Apollo Director. Notwithstanding the foregoing, no such notice or selection process shall be required with respect to the nomination of either of the Permitted Apollo Investor Designees.

Section 5.04        Replacement of the Yucaipa Directors. From the Effective Date, subject to Section 5.01(c) and the corresponding provisions of Section 5.08, if any then-current Yucaipa Director ceases to serve as a Yucaipa Director by reason of death, removal or resignation, Yucaipa shall be entitled to designate a replacement for such Yucaipa Director. At any time that Yucaipa is entitled to designate the Yucaipa Directors, from the period beginning on the date on which any then-current Yucaipa Director ceases to serve as a Yucaipa Director and ending on the date on which a replacement Yucaipa Director is designated to the Board in accordance with this Section 5.04, the remaining Yucaipa Directors shall, in the aggregate, be entitled to cast a number of additional votes equal to the number of such vacancies in their respective capacities as Directors for any resolution or other decision of the Board. In the event that all of the Yucaipa Directors cease to serve as Yucaipa Directors at the same time by reason of death, removal or resignation, the Board shall not pass any resolutions or otherwise make any decisions until replacements for the departing Yucaipa Directors have been designated to the Board in accordance with this Section 5.04; provided, that, during such time if the Board wishes to adopt any resolution or otherwise make any decision, the Board shall provide written notice of the proposed resolution or decision to Yucaipa and Yucaipa shall be entitled to appoint a representative to the Board until the replacements for the departing Yucaipa Directors have been designated to the Board in accordance with this Section 5.04, and such representative shall be entitled to cast a number of votes equal to the number of vacant Yucaipa Director positions in any such resolution or decision as if such representative was designated as the Yucaipa Directors during such time.

Section 5.05         Appointment of Designated Directors. From the Effective Date and until the Director Transfer Date, the Board shall be entitled to fill any Designated Director vacancy. After the Director Transfer Date, Designated Director vacancies shall be filled by the Shareholders holding a majority of the voting power of the issued and outstanding Shares.

Section 5.06          [Reserved].

Section 5.07          Replacement of the RC Director.

(a)          If any then-current RC Director ceases to serve as a RC Director by reason of death, removal or resignation, then, subject to Section 5.01(c), Caring shall be entitled to nominate a replacement for such RC Director in accordance with this Section 5.07.  Caring shall provide Yucaipa a written notice setting forth the names of three (3) candidates for such replacement (the “Replacement RC Director Candidates”) within five (5) Business Days of such event. Within fifteen (15) Business Days of Yucaipa’s receipt of such notice, Yucaipa shall select one (1) of the Replacement RC Director Candidates to replace the departing RC Director.

(b)          If Caring ceases to have any designation rights pursuant to Section 5.01(c), then (i) the Company shall immediately remove the then-current RC Director, (ii) the number of RC Directors shall be reduced to zero, and (iii) the number of Designated Directors shall be increased by one.  The resulting Designated Director vacancy shall be filled in accordance with Section 5.05.

Section 5.08         Changes in Classification of Directors.

(a)         Immediately after the MCR Investor loses the right to appoint the MCR Director pursuant to Section 5.01(c) or Section 5.01(d), (1) the MCR Director may be removed as a Director by the Shareholders holding a majority of the voting power of the issued and outstanding Shares and (2) (x) before the Director Transfer Date, the resulting vacancy shall be filled by the Board and (y) after the Director Transfer Date, the resulting vacancy shall be filled by the Shareholders holding a majority of the voting power of the issued and outstanding Shares.

(b)          Immediately after the Apollo Investor loses the right to appoint the Apollo Director pursuant to Section 5.01(c) or Section 5.01(d), (1) the Apollo Director may be removed as a Director by the Shareholders holding a majority of the voting power of the issued and outstanding Shares and (2) (x) before the Director Transfer Date, the resulting vacancy shall be filled by the Board and (y) after the Director Transfer Date, the resulting vacancy shall be filled by the Shareholders holding a majority of the voting power of the issued and outstanding Shares.

(c)          Immediately after the Momentum Investor loses the right to appoint the Momentum Director pursuant to Section 5.01(c), (1) the Momentum Director may be removed as a Director by the Shareholders holding a majority of the voting power of the issued and outstanding Shares and (2) (x) before the Director Transfer Date, the resulting vacancy shall be filled by the Board and (y) after the Director Transfer Date, the resulting vacancy shall be filled by the Shareholders holding a majority of the voting power of the issued and outstanding Shares.

(d)          If Yucaipa loses the right to appoint the Yucaipa Directors pursuant to Section 5.01(c), then Shareholders holding a majority of the voting power of the outstanding Shares shall be entitled to remove the former Yucaipa Directors and replace them with an equal number of Directors.

Section 5.09          Decision-making of the Board.

(a)          The Board shall meet at such times and at such places as may be necessary for the Company’s business as determined by the Board.

(b)          Except as otherwise required by Applicable Law or by this Agreement, each Director shall have one (1) vote and, subject to Section 5.04 and  Section 5.15, the Board shall adopt its resolutions by a majority of votes cast. In case of a tied vote, the proposal is rejected.

(c)          Each Director may grant a written proxy to any other Director to represent him or her at a meeting of the Board, and to cast his or her vote at such meeting.

(d)         Directors may participate in a meeting of the Board thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear, and be heard by, one another. Participation in a meeting pursuant to this Section 5.09(d) shall constitute presence in person at such meeting pursuant to Section 5.11.

Section 5.10         Notice. Meetings of the Board shall be held when called by the Chairman or a majority of the Directors, upon not less than two (2) Business Days’ advance written notice to the Directors. Attendance by a Director at any meeting of the Board shall constitute waiver of notice of such meeting. Additionally, a waiver in writing signed by the Director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 5.11        Quorum. The presence in person or by proxy of a majority of Directors shall constitute a quorum for the conduct of business at any meeting of the Board.

Section 5.12      Board Observers. For so long as the Apollo Investor holds more than 1,666,666 shares of Class A Common Stock (appropriately adjusted for any stock splits, stock dividends or other similar events), if the Apollo Investor shall no longer have designation rights in Section 5.01(a)(iii) for any reason, the Apollo Investor may appoint one non-voting observer to the Board (the “Apollo Observer”), which shall be one of the Permitted Apollo Designees. The Apollo Observer will be entitled to receive the board materials distributed to the Board (including notices in accordance with Section 5.10), including board materials distributed at any meeting of any committee of the Board that effectively functions as the Board,  and shall be entitled to attend all meetings of the Board (and any such committee acting in lieu of the Board), subject, in each case, to appropriate restrictions to protect confidentiality, legal privilege, and conflicts of interest (provided that the Board shall inform the Apollo Observer of one or more general reasons for excluding the Apollo Observer from any meeting or withholding or redacting any materials and the general nature of such meeting or materials, as applicable).  The Apollo Observer may appoint any person who is a Permitted Apollo Observer as his/her alternate to attend any meeting of the Board.  If any then-current Apollo Observer ceases to serve as a non-voting observer by reason of death, removal or resignation, the Apollo Investor shall be entitled to appoint a replacement non-voting observer by either appointing a Permitted Apollo Observer, or by providing Yucaipa a written notice setting forth the names of three (3) candidates for such replacement (the “Replacement Apollo Observer Candidates”) within five (5) Business Days of such event. Within fifteen (15) Business Days of Yucaipa’s receipt of such notice, Yucaipa shall select one (1) of the candidates to replace the departing Apollo Observer.  Notwithstanding the foregoing, no such notice or selection process shall be required with respect to the nomination of either of the Permitted Apollo Investor Designees.  If at any time the Yucaipa Directors, the MCR Director and the Momentum Director sit at the board of any Subsidiary of the Company that effectively functions as the primary “board” of the Company and its Subsidiaries considered as a whole, the Apollo Observer shall be appointed as a non-voting observer to such board.

Section 5.13         Action Without a Meeting. The Board may adopt resolutions in writing, without holding a meeting, provided all Directors vote in favor of the proposed resolutions.

Section 5.14         Committees of the Board. The Board may designate one (1) or more committees of the Board. Each committee of the Board shall consist of two (2) or more Directors. At any time that Yucaipa is entitled to designate the Yucaipa Directors, Yucaipa shall be entitled to appoint a representative to each committee. Subject to Section 5.15 and Section 5.16, any committee, to the extent permitted by Applicable Law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board when required.

Section 5.15          Board Powers

(a)          The Board shall, subject to the consent or approval rights or requirements set forth in Section 5.16, Section 5.17, Section 5.18 and Section 12.05, have full power and authority to manage the business affairs of the Company to the fullest extent allowed under the Delaware General Corporation Law.

(b)          Without limiting the generality of Section 5.15(a) or the consent or approval rights or requirements set forth in Section 5.16, Section 5.17, Section 5.18 and Section 12.05, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do, any of the following without first obtaining the affirmative approval of the Board:

(i)	adopting the Approved Budget;

(ii)
deviating from an Approved Budget in a manner that would result in the Company or its Subsidiaries being obligated to pay or being reasonably expected to pay amounts that would result in the Company or its Subsidiaries exceeding one hundred and ten percent (110%) of the costs or expenses set forth in the applicable Approved Budget (including any costs for any capital expenditures contemplated in the applicable Approved Budget);

(iii)	amending this Agreement or any other organizational document or stockholders, operating or similar agreement of the Company or any of its Subsidiaries;

(iv)	changing the name or principal office of the Company;

(v)	except as set forth in Section 9.09, entering into or consummating or causing the Company to enter into or consummate a transaction constituting a Change of Control of the Company;

(vi)	initiating a process with respect to, or consummating, an IPO;

(vii)
other than as otherwise previously and specifically approved in the applicable Approved Budget, causing the Company to acquire any equity interest in any corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization or other entity or disposing of any such equity interest that has been acquired after the date hereof;

(viii)	except in connection with Transfers in accordance with Article 9, admitting any Person as an additional Shareholder;

(ix)	approving, amending or waiving the Related-Person Transactions Policy of the Company;

(x)
other than as otherwise (A) previously and specifically approved in the applicable Approved Budget, (B) entered into prior to the execution of this Agreement, (C) permitted as a transaction by the Related-Person Transactions Policy of the Company that is from time to time approved by the Board, or (D) listed as a pre-approved Affiliate Transaction on Exhibit C, entering into, amending or modifying the terms of, any Affiliate Transaction;

(xi)
creating another class or series of shares of the Company or causing the Company to issue, sell, transfer, pledge, dispose of or otherwise Encumber any Securities or interests or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any Securities;

(xii)
other than as otherwise previously and specifically approved in the applicable Approved Budget, causing the Company to incur, or amending the terms of, any indebtedness for borrowed money, guarantee or assuming any such indebtedness of another Person, issuing or selling warrants or other rights to acquire any debt securities of the Company, entering into any “keep well” or other agreement to maintain any financial condition of another Person, or entering into any arrangement having the effect of any of the foregoing;

(xiii)
causing the Company to (A) declare or pay any dividends on or make any distributions with respect to the Shares or other Equity Securities (whether in cash, assets, stock or other securities of the Company) or (B) repurchase, redeem or otherwise acquire any Equity Securities of the Company, in each case, in a single transaction or as a part of series of transactions;

(xiv)
other than as otherwise previously and specifically approved in the applicable Approved Budget, entering into, modifying, amending, terminating or waiving any rights under, any agreement, contract or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets would be bound (either individually or in the aggregate across a series of related or similar agreements) (A) pursuant to which the Company or its Subsidiaries would pay, or reasonably expect to pay, amounts that would result in the Company or its Subsidiaries exceeding one hundred ten percent (110%) of the costs or expenses set forth in the applicable Approved Budget or (B) otherwise contemplate aggregate payments to or by the Company and its Subsidiaries (collectively) in excess of $20,000,000;

(xv)
unless otherwise previously and specifically approved in the applicable Approved Budget, entering into any agreements or other arrangements with respect to, or otherwise consummating, the sale, lease, transfer or other disposition of assets or Equity Securities of any Person;

(xvi)	hiring, terminating or amending the employment agreements (including any changes to compensation and/or bonuses) of, any member of the Company and of its Subsidiaries’ executive management team;

(xvii)
initiating or settling any litigation, arbitration or administrative proceeding, in each case, involving an amount at issue in excess of $5,000,000 or any other injunctive or material non-monetary claims;

(xviii)	changing the jurisdiction of incorporation, tax residency or U.S. federal income tax classification of the Company or any material Subsidiary thereof; and

(xix)	entering into any agreement or binding obligation with respect to, or otherwise committing to do, any of the foregoing.

Section 5.16        Yucaipa Consent Matters. Notwithstanding anything else contained in this Agreement to the contrary and without limiting any consent or approval right or requirement set forth in Section 5.15, Section 5.17, Section 5.18 and Section 12.05, the following matters shall require, and the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do any of the following without first obtaining the affirmative approval in writing of Yucaipa:

(a)         (i) amending the organizational document or stockholders, operating or similar agreement of the Company or any of its Subsidiaries in a manner that materially and disproportionately adversely affects or prejudices Yucaipa (as compared to the other Shareholders) or (ii) amending this Agreement;

(b)          issuing any Equity Securities (other than inter-company issuances by the Company or its Subsidiaries to the Company or another Company Subsidiary);

(c)          other than as otherwise previously and specifically approved in the applicable Approved Budget, causing the Company to incur, or assuming any, indebtedness for borrowed money or capital expenditures, in each case, in excess of $10,000,000 individually;

(d)          adopting, amending or modifying an Approved Budget;

(e)          hiring or terminating the Chief Executive Officer, the Chief Financial Officer, Chief Technology Officer, Chief Operating Officer or any other C-Suite officer of the Company;

(f)           initiating a process with respect to, or consummating, an IPO;

(g)          making any new or changing any existing tax election or taking any other action with respect to tax matters of the Company and its Subsidiaries that would reasonably be expected to have a materially and disproportionately adverse effect on Yucaipa (as compared to the other Shareholders);

(h)          fundamentally changing the nature or scope of the business of the Company and its Subsidiaries as conducted on the date hereof; or

(i)            entering into any agreement or binding obligation with respect to, or otherwise committing to do, any of the foregoing.

Section 5.17         Other Shareholder Consent Matters. Notwithstanding anything else contained in this Agreement to the contrary and without limiting any consent or approval right or requirement set forth in Section 5.15, Section 5.16, Section 5.18 and Section 12.05, the following matters shall require, and the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do any of the following without first obtaining the affirmative approval in writing of the holders of a majority of the Shares that would be adversely impacted or prejudiced by such matter (excluding Yucaipa, or any of its Affiliates or Permitted Transferees):

(a)          amending the organizational document, this Agreement or stockholders, operating or similar agreement of the Company or any of its Subsidiaries in a manner that materially and disproportionately adversely affects or prejudices a Shareholder or a group of Shareholders, taking into account the nature and extent of their respective interests, (as compared to Yucaipa or the other Shareholders) other than any amendment in connection with the issuance of Equity Securities in accordance with Section 4.03;

(b)          fundamentally changing the nature or scope of the business of the Company and its Subsidiaries as conducted on the date hereof;

(c)          making any new or changing any existing tax election or taking any other action with respect to tax matters of the Company and its Subsidiaries that would reasonably be expected to have a materially and disproportionately adverse effect on such Shareholder (as compared to Yucaipa); or

(d)          entering into any agreement or binding obligation with respect to, or otherwise committing to do, any of the foregoing.

Section 5.18      Disinterested and Independent Director Consent. In addition to any other consent or approvals required under this Agreement, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, enter into, amend or modify the terms of, any Affiliate Transaction that involves Yucaipa, the MCR Investor or the Momentum Investor or one of their respective Affiliates without first obtaining the affirmative approval in writing of a majority of the disinterested and independent directors on the Board (and, for the avoidance of doubt, any Director designated by the MCR Investor, the Momentum Investor or the Apollo Investor shall be deemed to be disinterested and independent with respect to any transactions involving Yucaipa or any of its Affiliates).

Section 5.19         Officers; Designation and Election of Officers; Duties. Subject to Section 5.15 and Section 5.16, the Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Shareholder or Representative) who may be designated as officers of the Company, with titles including “chief executive officer,” “chief financial officer,” “president,” “vice president,” “treasurer,” “secretary,” “general counsel,” “chief compliance officer” and “director,” as and to the extent authorized by the Board (each, an “Officer” and collectively, the “Officers”); provided, that the Board (a) shall elect a Chairman of the Board (the “Chairman”), who shall hold his or her office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, who shall, initially be the Initial Chairman. Any number of offices may be held by the same Person. Subject to Section 5.15, any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Subject to Section 5.15, Section 5.16 and Section 5.20, each Officer shall hold office until his successor shall be duly designated or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 5.20         Removal of Officers; Vacancies. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Subject to Section 5.16(e), any Officer may be removed as such, either with or without cause, at any time by the Board or any authorized committee thereof. Vacancies may be filled by approval of the Board or any authorized committee thereof. Designation of any Person as an Officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

Section 5.21          [Reserved].

Section 5.22         Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board or the Officers in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance with it, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

ARTICLE 6
 Indemnification and Exculpation

Section 6.01          Indemnity.

(a)          To the fullest extent permitted by Applicable Law, the Company will, and will cause each of its Subsidiaries to, indemnify, exonerate and hold the Shareholders and each of their respective partners, shareholders, members, Affiliates (excluding the Company and its Subsidiaries), directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates (excluding the Company and its Subsidiaries), directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, proceedings, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any third-party action, cause of action, suit, arbitration or claim arising, directly or indirectly, out of, or in any way relating to, (i) such Shareholder’s or its Affiliates’ ownership of Shares or such Shareholder’s or its Affiliates’ control of the Company or any of its Subsidiaries or their respective predecessors or successors (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any willful breach of this Agreement by such Indemnitee or its Affiliates or other related Persons) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason other than in accordance with its terms, the Company will, and will cause its Subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. For the purposes of this Section 6.01, none of the limitations set forth in the parenthetical to clause (i) above shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company or any of its Subsidiaries, then such payments shall be promptly repaid by such Indemnitee to the Company and its Subsidiaries, as applicable. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational documents of the Company or any of its Subsidiaries.

(b)         The Company, will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action for which the Indemnitee would be entitled to indemnification under the terms of this Section 6.01, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any action for which an Indemnitee would be entitled to indemnification under the terms of this Section 6.01, may, without the consent of such Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such action, (ii) does not impose any limitations (equitable or otherwise) on such Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by the Company or its Subsidiaries.

(c)          The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) Applicable Law, (ii) the organizational documents of the Company, (iii) this Agreement, (iv) any other agreement between the Company and the Indemnitee pursuant to which the Indemnitee is indemnified and/or (v) the laws of the jurisdiction of incorporation or organization of the Company (clauses (i) through (v), collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any Indemnitee-Related Entities. For the avoidance of doubt, the Company shall not be responsible for indemnifying the Indemnitee for any Indemnified Liabilities arising solely from the Indemnitee’s service as a director, officer, employee, or agent of any Subsidiary, except to the extent that the Company has expressly agreed in writing to provide such indemnification. In all such cases, the relevant Subsidiary shall be fully and primarily responsible for any such indemnification obligations. Under no circumstance shall the Company or any controlled Subsidiary be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any controlled Subsidiary under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause its controlled Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company and/or any controlled Subsidiary pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any controlled Subsidiary, as applicable, and (iii) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.

(d)        The Company and Shareholders agree that each of the Indemnitees and Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 6.01, entitled to enforce this Section 6.01 as though each such Indemnitee and Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of its Subsidiaries to perform the terms and obligations of this Section 6.01 as though each such Subsidiary were a party to this Agreement.

Section 6.02          Exculpation

(a)          To the fullest extent permitted by Applicable Law, no Indemnitee shall be liable to the Company or its Subsidiaries or to any other Person that is a Party hereto or is otherwise bound hereby for (i) any act or failure to act with respect to or in connection with the Company Group or the Company Group’s business or affairs (without prejudice to rights and remedies available for breaches of this Agreement or the Transaction Documents, in accordance with the terms of such agreement, if applicable), or (ii) any liability from any breach of such Person’s duty of loyalty to the Company, except in the case of bad faith or willful misconduct.

(b)         The Company shall also have the power to exculpate, to the same extent set forth in this Section 6.02, employees of the Company or its Subsidiaries who are not Indemnitees and agents of the Company or its Subsidiaries.

Section 6.03      Waiver of Corporate Opportunity. Except as otherwise provided in the second sentence of this Section 6.03, (i) no Shareholder or any of its Affiliates or any of their respective representatives (even if such Person is also an officer or Director of the Company) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company in which the Company may, but for the provisions of this Section 6.03, have an interest or expectancy (a “Corporate Opportunity”), and (b) no Shareholder or any of its Affiliates or any of their respective representatives (even if such Person is also an officer or Director of the Company) shall be deemed to have breached any fiduciary or other duty or obligation to the Company by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided, however, that the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer or Director of the Company whether or not such individual is also a Director or officer of a Shareholder, if such opportunity is expressly offered in writing solely to such Person in his or her capacity as an officer or Director of the Company.

Section 6.04        D&O Insurance. The Company shall at all times maintain directors’ and officers’ indemnity insurance coverage and the Certificate of Incorporation and Bylaws shall provide for mandatory indemnification and exculpation of the Directors and advancement of expenses to the Directors, in each case, to the fullest extent permitted under Applicable Law.

Section 6.05         Entry Into Force. The provisions of this Article 6 shall be applicable to any action, suit or proceeding commenced after the date of this Agreement against any Indemnitee arising from any act or omission of such Indemnitee acting in its capacity as such, whether occurring before or after the date of this Agreement. No amendment to or repeal of this Article 6, or, to the fullest extent permitted by Applicable Law, any amendment of Applicable Law, shall have any effect on the rights provided under this Article 6 with respect to any act or omission occurring prior to such amendment or repeal.

Section 6.06         Transaction Documents. Nothing contained in this Article 6 is intended to relieve any Shareholder or any other Person from any liability or other obligation of such Person pursuant to any Transaction Document, to the extent such Shareholder is a party thereto, or to in any way impair the enforceability of any provision of such agreements against any party thereto.

ARTICLE 7
 Accounting, Tax, Fiscal and Legal Matters

Section 7.01          Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board (the “Fiscal Year”).

Section 7.02       Books of Account and Other Information. The Company shall prepare and maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. All questions of accounting shall be determined by the Board or a committee or officer authorized by the Board to make such determination.

Section 7.03          Auditors. The Company Auditors shall be such firm of certified independent public accountants as shall be selected by the Board in its reasonable discretion and in accordance with the provisions of this Agreement.

Section 7.04          Certain Tax Matters.

(a)          The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. Each Shareholder shall furnish to the Company all pertinent information and documentation in its possession relating to the Company’s operations or as may be necessary to enable any tax return required to be filed by or with respect to the Company and any Subsidiary thereof to be timely prepared and filed.

(b)          The Shareholders agree that (i) the Company is intended to be classified as an association taxable as a corporation for U.S. federal income tax purposes, (ii) the Board shall take all actions necessary to cause the Company to be so classified, and (iii) no Shareholder or Affiliate thereof take any action inconsistent with such treatment.

(c)        The Company shall as promptly as practicable furnish to any Shareholder information reasonably requested by such Shareholder or any Affiliate thereof to enable such Shareholder or its direct or indirect equity owners to comply with applicable tax reporting requirements with respect to Shares held by such Shareholder, including such information as may be reasonably requested by such Shareholder to complete U.S. federal, state or local or non-U.S. income tax returns. Reasonable out-of-pocket costs incurred by the Company in connection with providing such information shall be borne, and promptly reimbursed, by the Shareholder requesting such information. The Company will use commercially reasonable efforts to provide any tax-related information that is required to be provided to the Shareholder by the Company or any of its Subsidiaries in respect of a Taxable Year within ninety (90) calendar days following the end of such Taxable Year.

(d)         The Shareholders shall be entitled to receive from the Company upon reasonable request, to the extent it is able to do so, a certification that no Shares constitute a “United States real property interest,” in accordance with Treasury Regulations Section 1.897-2(h)(1). Reasonable out-of-pocket costs incurred by the Company in connection with providing such certification, including any costs incurred in making any determinations with respect to the status of the Shares as a “United States real property interest,” in accordance with Treasury Regulations Section 1.897-2(h)(1), shall be borne, and promptly reimbursed, by the Shareholder requesting such certification.

(e)         Notwithstanding anything to the contrary in this Agreement, any Shareholder that intends to cause any Transfer of Company Securities that is otherwise permitted under this Agreement shall provide notice to the Board as soon as reasonably possible, with such notice containing sufficient detail and information as requested by the Board to allow the Board to (i) determine whether such Transfer would cause an “ownership change” pursuant to Section 382 of the Code (or any similar Applicable Law) with respect to the Company and, (ii) if such Transfer would cause an “ownership change” pursuant to Section 382 of the Code (or any similar Applicable Law) giving rise to a materially adverse impact on the Company’s projected tax expense, consider in good faith what procedures, if any, may be warranted to implement to preserve the Company’s ability to utilize its net operating losses and other tax attributes; provided that such procedures shall not prevent or in any way inhibit or limit the ability of such Shareholder to Transfer its Company Securities.

ARTICLE 8
 Dividends and Distributions

Section 8.01        Dividends. Subject to the terms of this Agreement, the Board may (but shall not be obligated to) declare and authorize dividends or other distributions to the Shareholders at any time or from time to time, and in amounts as determined by the Board in its sole and absolute discretion to be appropriate. All dividends or other distributions shall, subject to any rights contained in any certificate of designations for any class or series of preferred stock, be made to the Shareholders on a pro rata basis based on the number of outstanding Shares owned by such Shareholder at such time. The Company shall (at its own expense) determine the portion of any such distribution that is characterized as a dividend for U.S. federal income tax purposes, within the meaning of Section 301(c)(1) of the Code, and shall inform the Shareholders of the same.

Section 8.02        Dividends and Distributions in Cash, Stock or in Kind. Dividends or distributions may be declared and paid in cash, in shares of stock or in property, as determined by the Board, in its sole discretion, subject to the terms of this Agreement and any rights of holders of any class or series of preferred stock as set forth in the applicable certificate of designations.

Section 8.03       Limitations on Dividends and Distributions. Notwithstanding anything in this Agreement to the contrary, no dividend or distribution shall be declared or paid if such action would be in violation of Applicable Law or any restrictions set forth in the Company’s Certificate of Incorporation, Bylaws, or any certificate of designations for any class or series of preferred stock.

ARTICLE 9
 Transfer Restrictions and Additional Shareholders

Section 9.01        Restrictions on Transfers. No Shareholder may, directly or indirectly, Transfer or permit a Transfer of (whether by merger, operation of law or otherwise) any Company Securities, except for (i) either (x) direct Transfers by a Shareholder to a Permitted Transferee or (y) direct or indirect Transfers in a Shareholder so long as such Transfer does not result in a change in control of the Shareholder, in each case pursuant to and in accordance with Section 9.02(a); (ii) Transfers from and after December 31, 2026 pursuant to and in accordance with Section 9.02(b) (including any Transfers made pursuant to and in accordance with Section 9.08 in connection therewith); (iii) Transfers to a ROFO Holder pursuant to and in accordance with Section 9.04; (iv) Transfers to Yucaipa pursuant to and in accordance with Section 9.04(c); (v) Transfers pursuant to and in accordance with Section 9.09 and (vi) Transfers that have been approved in writing by the Board by a two-thirds majority; provided that no Shareholder may Transfer any Company Securities pursuant to clauses (i), or (ii) above to a competitor of the Company, as determined by the Board in good faith, without the prior written consent of the Board by a two-thirds majority.

Section 9.02          Permitted Transfers.

(a)          Any Shareholder may at any time, without the consent of the Board or any other Shareholder, either (v) (i) Encumber any or all of its Shares in connection with customary third party financing in effect on the Effective Date or refinancing, refunding or replacement thereof and (ii) Transfer any or all of its Shares in connection with the exercise of remedies in connection with such Encumbrance, (w) Transfer any or all of its Shares, directly or indirectly, to one or more of its Permitted Transferees, (x) permit a direct or indirect Transfer in such Shareholder so long as such Transfer does not result in a change in control of the Shareholder, (y) with respect to MCR Investor, permit a direct or indirect Transfer in MCR Investor so long as such Transfer does not result in MCR Parent ceasing to Control, directly or indirectly, MCR Investor, and (z) with respect to Momentum Investor, permit a direct or indirect Transfer in Momentum Investor so long as such Transfer does not result in Momentum Parent ceasing to Control, directly or indirectly, Momentum Investor; provided that, with respect to a direct Transfer by a Shareholder under clause (w), (i) the transferring Shareholder gives, prior to such Transfer becoming effective, at least ten (10) Business Days’ advance written notice to the Board of such intention to make such a Transfer, which written notice shall state the name and address of each Permitted Transferee to whom such Transfer is proposed, the relationship of such Permitted Transferee to such transferring Shareholder and the number of Shares proposed to be transferred to such Permitted Transferee, (ii) such Permitted Transferee shall have agreed in writing to be entitled to and bound by all the rights and obligations, and subject to, the terms and conditions of this Agreement in accordance with Section 9.03(a), (iii) the Transfer to such Permitted Transferee is in compliance with Applicable Law and applicable contractual obligations, (iv) such Transfer has been made subject to the transfer-back requirements pursuant to Section 9.02(d) and (v) the transferring Shareholder remains jointly and severally liable with the relevant Permitted Transferee vis-à-vis the other Parties for any breach by such Permitted Transferee of any provision of this Agreement.

(b)         From and after December 31, 2026, without the consent of the Board or any other Shareholder, any Shareholder may, subject to Section 9.01, Section 9.04 and Section 9.08 (if applicable), Transfer, directly or indirectly, in any one transaction or series of transactions, all or any portion of its Shares to any Person.

(c)        On or prior to June 30, 2028, Yucaipa shall give each Shareholder written notice of whether, in Yucaipa’s reasonable discretion, the Consolidated Adjusted EBITDA Threshold is reasonably expected to be met.

(d)        For the avoidance of doubt, a Transfer to a Permitted Transferee shall not relieve the transferring Shareholder of its obligations to the Company. Each Shareholder agrees that if, after a Transfer to a Permitted Transferee in accordance with Section 9.02(a), the Permitted Transferee ceases to be a Permitted Transferee of such Shareholder, except as otherwise required by Applicable Law, such Permitted Transferee shall immediately transfer all of its Transferred Shares to such Shareholder or another Permitted Transferee of such Shareholder.

(e)         Except as provided herein, (i) a transferring Shareholder will bear its own costs and expenses in connection with the Transfer of such Shareholder’s Shares, (ii) a transferee of Shares will bear its own costs and expenses in connection with the Transfer of such Shares and (iii) the Company will bear any ordinary course expenses it or its Subsidiaries may incur in connection with effecting and implementing any Transfer of any Shares. Without limitation of the foregoing, any transfer or similar taxes arising as a result of the Transfer of a Shareholder’s Shares shall be paid by such transferring Shareholder (as applicable).

Section 9.03          Additional Shareholders.

(a)         Each Person who receives Shares as a result of a direct Transfer in accordance with, and as permitted by, the terms of this Agreement and who is not already a Shareholder, shall have executed and delivered to the Company, as a condition precedent to such person’s acquisition of the relevant Shares, a joinder in the form reasonably acceptable to the Board (a “Joinder”). Upon execution of such Joinder, (i) such Person agrees to be bound by all the terms and conditions of this Agreement and shall be entitled to all rights of a Shareholder hereunder; (ii) in the case of a Transfer to a Permitted Transferee, such Permitted Transferee shall be subject to all of the obligations of the transferring Shareholder under this Agreement with respect to such Shares; and (iii) in the case of a Transfer to a Permitted Transferee, the transferring Shareholder shall have the right, but not the obligation, to assign (and may do so without the consent of any other Shareholder, the Company or any other Person) such Permitted Transferee all of its rights under this Agreement, as of the date of such Transfer. The Company shall be obliged to execute and deliver to such Person who has signed a Joinder a countersigned copy thereof, if the Transfer to such person is specifically required or permitted by this Agreement, and such person shall be entitled to all rights of a Shareholder hereunder.

(b)          Each Person who is issued new Shares in accordance with, and as permitted by, the terms of this Agreement who is not already a Shareholder shall have executed and delivered to the Company, as a condition precedent to such person’s acquisition of the relevant Shares, a Joinder, pursuant to which such subscriber confirms that, with respect to the Shares it subscribes to or it receives, as applicable, it shall be deemed a Shareholder, and agrees to be bound by all the terms and conditions of this Agreement, in which case, the Company shall be obliged to execute and deliver to such Person who has signed a Joinder a countersigned copy thereof, and such person shall be entitled to all rights of a Shareholder hereunder.

(c)          In the event of a Transfer of any Shares by a Shareholder in accordance with this Article 9 to any Person (other than a Permitted Transferee), such Shareholder shall not be permitted to assign the specific rights granted to it hereunder (and not to all Shareholders) without the prior written consent of the Board (not to be unreasonably withheld, conditioned or delayed).

(d)          Upon a direct Transfer of Company Securities as permitted in accordance with this Agreement, the transferring Shareholder shall notify the Company so that such Transfer may be registered in the Company’s books and records.

Section 9.04          Right of First Offer.

(a)           ROFO over Minority Offering Shareholders.

(i)
If any Shareholder other than Yucaipa, the Momentum Investor or any of their respective Permitted Transferees (“Minority Offering Shareholder”) desires to Transfer (or cause to be Transferred) (whether by merger, operation of law or otherwise) all or part of the Minority Offering Shareholder’s Company Securities pursuant to Section 9.02(b), other than (1) a Transfer to a Permitted Transferee in accordance with Section 9.02(a), and (2) a Transfer in accordance with Section 9.09, then the Minority Offering Shareholder will notify the Company, in writing (the “Minority ROFO Sale Notice”) that the Minority Offering Shareholder desires to Transfer all or any portion of its Company Securities, designating the specific number of Company Securities (the “Minority ROFO Shares”) that the Minority Offering Shareholder desires to Transfer.

(ii)
The Company shall within two (2) Business Days of its receipt of the Minority ROFO Sale Notice deliver the Minority ROFO Sale Notice to Yucaipa and the Momentum Investor (collectively, the “Minority ROFO Holders”). For a period of sixty (60) Business Days (“Minority ROFO Election Period”) after receipt of the Minority ROFO Sale Notice, each Minority ROFO Holder shall have the right, but not the obligation, to purchase all (and only all) of the Minority ROFO Shares, which right may be exercised jointly with the other Minority ROFO Holder, by delivering an irrevocable written notice (the “Minority ROFO Offer”) stating that the Minority ROFO Holder(s) wish to purchase all (and only all) of the Minority ROFO Shares. Any Minority ROFO Offer must include (1) the aggregate cash purchase price per Share (the “Minority ROFO Offer Price”) for such Minority ROFO Shares, which for the avoidance of doubt, shall be the same per share price for each Minority ROFO Share, and (2) the other material terms and conditions of such proposed Transfer.

(b)          ROFO over Yucaipa.

(i)
If Yucaipa or any of its respective Permitted Transferees (“Yucaipa Offering Shareholder”) desires to Transfer (or cause to be Transferred) (whether by merger, operation of law or otherwise) all of the Yucaipa Offering Shareholder’s Shares in a transaction that is not a Drag-Along Sale, then the Yucaipa Offering Shareholder will notify the Company, in writing (the “Yucaipa ROFO Sale Notice”) that the Yucaipa Offering Shareholder desires to Transfer all of its Shares (the “Yucaipa ROFO Shares”).

(ii)
The Company shall within two (2) Business Days of its receipt of the Yucaipa ROFO Sale Notice deliver the Yucaipa ROFO Sale Notice to the Momentum Investor (the “Yucaipa ROFO Holder”). For a period of sixty (60) Business Days (“Yucaipa ROFO Election Period”) after receipt of the Yucaipa ROFO Sale Notice, the Yucaipa ROFO Holder shall have the right, but not the obligation, to purchase all (and only all) of the Yucaipa ROFO Shares by delivering an irrevocable written notice (the “Yucaipa ROFO Offer”) stating that the Yucaipa ROFO Holder wishes to purchase all (and only all) of the Yucaipa ROFO Shares. Any Yucaipa ROFO Offer must include (1) the aggregate cash purchase price per Share (the “Yucaipa ROFO Offer Price”) for such Yucaipa ROFO Shares and (2) the other material terms and conditions of such proposed Transfer.

(c)          ROFO over Drag-Along Sellers.

(i)
If the conditions to a Drag-Along Right are satisfied, prior to triggering a Drag-Along Sale under Section 9.09(a)(i), a Shareholder (the “DA ROFO Offering Shareholder”) will notify the Company, in writing (the “DA ROFO Sale Notice”) that the DA ROFO Offering Shareholder desires to Transfer all of its Shares (the “DA ROFO Shares”).

(ii)
The Company shall within two (2) Business Days of its receipt of the DA ROFO Sale Notice deliver the DA ROFO Sale Notice to Yucaipa.  For a period of sixty (60) Business Days (“DA ROFO Election Period”) after receipt of the DA ROFO Sale Notice, Yucaipa shall have the right, but not the obligation, to purchase all (and only all) of the DA ROFO Shares by delivering an irrevocable written notice (the “DA ROFO Offer”) stating that Yucaipa wishes to purchase all (and only all) of the DA ROFO Shares.  Any DA ROFO Offer must include (1) the aggregate cash purchase price per Share (the “DA ROFO Offer Price”) for such DA ROFO Shares and any Shares held by other Shareholders and (2) the other material terms and conditions of such proposed Transfer.

(d)         The Offering Shareholder will have fifteen (15) Business Days following the ROFO Election Period (“ROFO Acceptance Period”) to accept in writing (“ROFO Acceptance Notice”) any ROFO Offer made by the ROFO Holder(s); provided, that the Offering Shareholder shall not be required to accept any such ROFO Offer.

(e)          In the case of clause (a) above, if more than one ROFO Holder wishes to exercise their right to purchase the ROFO Shares, they shall notify the Company and the Offering Shareholder within the ROFO Election Period. The ROFO Shares shall be allocated between the ROFO Holders pro rata in accordance with their respective Shareholder Percentages (excluding the Offering Shareholder) as of the date of the ROFO Sale Notice, unless otherwise in writing by such ROFO Holders. If the ROFO Holders do not agree on the terms of a joint offer, or on allocation within ten (10) Business Days following the ROFO Election Period, the ROFO Shares shall be allocated to the ROFO Holder offering the higher price.

(f)          If the Offering Shareholder timely delivers a ROFO Acceptance Notice, then each of the Offering Shareholder and ROFO Holder(s) shall (and, as applicable, shall require its Affiliates to) consummate the purchase and sale of the ROFO Shares as to which the Offering Shareholder has delivered the ROFO Acceptance Notice on the terms set forth in the ROFO Offer within (i) in the case of Section 9.09(a) and Section 9.09(b), thirty (30) calendar days of the end of the ROFO Acceptance Period, and (ii) in the case of Section 9.09(c), one hundred eighty (180) calendar days of the end of the ROFO Acceptance Period; provided, that, if any Governmental Approvals are required in connection with such transaction, such time period shall be extended until the expiration of five (5) Business Days following the date on which all Governmental Approvals required with respect to such proposed transaction are obtained (including the expiration or termination of any applicable waiting periods under Applicable Law) but (i) in the case of Section 9.09(a) and Section 9.09(b) in no event will such period be extended for more than an additional one hundred eighty (180) calendar days, and (ii) in the case of Section 9.09(c), in no event later than two hundred forty (240) calendar days following the end of the ROFO Acceptance Period, (it being understood that, if any such required Governmental Approvals are not obtained within such periods, the applicable purchasing ROFO Holder and the Offering Shareholder shall not be obligated to proceed with the proposed transaction and the Offering Shareholder may include the Shares which were to have been sold to the applicable purchasing ROFO Holder in any transaction effected pursuant to Section 9.04(g)); provided, however, that the Offering Shareholder may not proceed with any transaction effected pursuant to Section 9.04(g) if the failure to obtain Governmental Approvals was due to such Offering Shareholder’s failure to use commercially reasonable efforts to obtain such required Governmental Approvals. The parties to any such transaction shall use their respective commercially reasonable efforts to obtain, at their own cost and expense, any such required Governmental Approvals.

(g)          If (i) the Offering Shareholder delivers a notice in writing that it does not intend to accept any ROFO Offer or fails to deliver ROFO Acceptance Notices with respect to all of the ROFO Shares to be sold pursuant to the ROFO Offer during the time period set forth in Section 9.04(b), (ii) no ROFO Offers are provided to the Offering Shareholder during the ROFO Election Period or (iii) the Offering Shareholder timely delivers a ROFO Acceptance Notice and the proposed transaction contemplated by the ROFO Offer is not consummated solely as a result of a failure to receive all required Governmental Approvals within the time period referred to in Section 9.04(f) (as extended if applicable in accordance with Section 9.04(f)) (any of the events in the foregoing clauses (i) to (iii), a “ROFO Sale Trigger”), then, (i) in the case of Section 9.04(a) and Section 9.04(b), subject to the last proviso in Section 9.04(f), the Offering Shareholder may enter into a binding agreement to Transfer or cause to be Transferred all (but not less than all) of the Shares set forth in the ROFO Sale Notice subject to the last proviso in Section 9.04(f), at a price no less than one hundred percent (100%) of the price proposed in the ROFO Offer, if applicable, and on other terms and conditions that are no more favorable to the unaffiliated third-party acquirer than the terms and conditions specified in the ROFO Offer (the “ROFO Offer Terms”), if applicable; provided, that, such sale is bona fide and is entered within one hundred and twenty (120) calendar days of a ROFO Sale Trigger; provided, further, that such Transfer shall be consummated within two hundred and thirty five (235) calendar days after a ROFO Sale Trigger, and (ii) in the case of Section 9.04(c), the DA ROFO Offering Shareholder may, at its or their option, trigger a Drag-Along Sale pursuant to Section 9.09(a)(i).  If, however, the Offering Shareholder (or, as applicable, its Affiliate) fails to complete or cause to be completed the proposed Transfer to an unaffiliated third-party acquirer within such time periods, then any proposed Transfer shall again become subject to the right of first offer pursuant to this Section 9.04.

(h)         Notwithstanding anything to the contrary in this Section 9.04, no Offering Shareholder may deliver more than one (1) ROFO Sale Notices or otherwise trigger a ROFO Sale Trigger pursuant to Section 9.04(a) in any rolling twelve (12) month period, and any attempt to do so in excess of such limit shall be null and void and of no force or effect; provided that, the limitation set forth in this Section 9.04(h) shall not apply in the event that the Offering Shareholder elects to re-initiate the right of first offer pursuant to the last sentence of Section 9.04(g) as a result of the third-party offer not complying with the ROFO Offer Terms.

Section 9.05         Termination of Shareholder Status. Any Shareholder that directly Transfers all of its, and owns no, Shares shall immediately cease to be a Shareholder and shall no longer be a Party to this Agreement (in its capacity as a Shareholder), and Exhibit A shall be updated to eliminate such Person; provided, however, that such Shareholder (a) shall not thereby be relieved of its liability for breach of this Agreement prior to such time or from any obligations under this Agreement; (b) shall retain any rights with respect to a breach of this Agreement by any other Person prior to such time; (c) shall retain any rights as an Indemnitee under Article 6 with respect to conduct occurring prior to such Transfer; and (d) shall not thereby be relieved of any of its obligations under Article 9.

Section 9.06         Void Transfers. To the greatest extent permitted by Applicable Law, any Transfer by any Shareholder of any Shares or other interest in the Company (including any Transfer of any Person which, directly or indirectly, owns Shares) in contravention of this Agreement shall be ineffective and null and void ab initio and shall not bind or be recognized by the Company or any other Person. In the event of any Transfer in contravention of this Agreement, to the greatest extent permitted by Applicable Law, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Shareholder.

Section 9.07          [Reserved].

Section 9.08         Tag-Along Right.

(a)          Subject to Section 9.10, if, (i) Yucaipa proposes to Transfer (whether by merger, operation of law or otherwise) Shares (the “Yucaipa Tag-Along Seller” and the Transfer of such Shares, the “Yucaipa Tag-Along Sale”), (ii) the MCR Investor proposes to Transfer (whether by merger, operation of law or otherwise) Shares (the “MCR Investor Tag-Along Seller” and the Transfer of such Shares, the “MCR Investor Tag-Along Sale”), (iii) the Momentum Investor proposes to Transfer (whether by merger, operation of law or otherwise) Shares (the “Momentum Investor Tag-Along Seller” and the Transfer of such Shares, the “Momentum Investor Tag-Along Sale”) or (iv) Yucaipa proposes to purchase Shares of a DA ROFO Offering Shareholder pursuant to Section 9.04(c) (the “ROFO Tag-Along Seller” and the purchase of such Shares, the “ROFO Tag-Along Sale”), other than in each of clauses (i), (ii) and (iii), (x) a Transfer to a Permitted Transferee in accordance with Section 9.02(a) or (y) a Transfer in accordance with Section 9.09, and in the case of clauses (ii) or (iii), a Transfer in accordance with Section 9.04(c), the Tag-Along Seller shall provide the other Shareholders (the “Tagging Shareholders”) written notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer the Tagging Shareholders the opportunity to participate in such Transfer in accordance with this Section 9.08; provided, that, if the Consolidated Adjusted EBITDA Threshold has not been met as of the Trigger Date, this Section 9.08 shall not apply to any proposed Transfer by the MCR Investor pursuant to clause (ii) above or the Momentum Investor pursuant to clause (iii) above (whether by merger, operation of law or otherwise) during the six (6) month period immediately following the Trigger Date.

(b)         The Tag-Along Notice shall identify the number of Shares proposed to be sold by the Tag-Along Seller (the “Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.

(c)         The Tagging Shareholders shall have the right (a “Tag-Along Right”), exercisable by written notice (a “Tag-Along Response Notice”) given to the Tag-Along Seller within twenty (20) Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Tag-Along Sale up to a number of Shares representing such Tagging Shareholders’ Tag-Along Portion; provided, that the Tagging Shareholders shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Shares, and the Tag-Along Seller shall be entitled to include the number of Shares proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that the Tagging Shareholders shall be able to include its Tag-Along Portion). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment of any consideration for the Shares being transferred in such Tag-Along Sale. If at the termination of the Tag-Along Notice Period, any Tagging Shareholder shall not have elected to participate in the Tag-Along Sale, such Tagging Shareholder shall be deemed to have waived its rights under Section 9.08(a) with respect to the Transfer of its Shares pursuant to such Tag-Along Sale.

(d)         If at the end of a one hundred twenty (120) calendar day period after delivery of a Tag-Along Notice (which one hundred twenty (120) calendar day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to Governmental Approvals until the expiration of five (5) Business Days after all such Governmental Approvals have been received, but in no event later than one hundred eighty (180) calendar days following receipt of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Shares proposed to be sold by the Tag-Along Seller and the Tagging Shareholders on substantially the same terms and conditions set forth in the Tag-Along Notice, all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Shares shall continue in effect.

(e)         Promptly after the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Shareholders thereof, (ii) if not remitted directly to the Tagging Shareholders, remit to the Tagging Shareholders the total consideration for the Shares of the Tagging Shareholders that were Transferred pursuant thereto, less the Tagging Shareholders’ pro rata share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses as determined in accordance with Section 9.10, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notice, and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by a Tagging Shareholder. The Tag-Along Seller shall promptly remit to the Tagging Shareholders, if not remitted directly to the Tagging Shareholders, any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f)          Notwithstanding anything contained in this Section 9.08, there shall be no liability on the part of the Tag-Along Seller to the Tagging Shareholders or any other Person if the Transfer of Shares pursuant to this Section 9.08 is not consummated for whatever reason, except to the extent the Tag-Along Seller or the Company has breached any provision of this Agreement or the provisions of the definitive acquisition agreement in connection with the Tag-Along Sale. Whether to effect a Transfer of Shares pursuant to this Section 9.08 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

Section 9.09         Drag-Along Right.

(a)         Subject to Section 9.10, (i) from and after the Trigger Date, and subject to the Consolidated Adjusted EBITDA Threshold having been met, any Shareholder or group of Shareholders holding greater than ten percent (10%) of the issued and outstanding Shares, may at its or their option, (ii) on or prior to the Trigger Date, each of the MCR Investor and the Momentum Investor receiving at least a 1.75x MOIC with respect to the sale of its Shares in any such Drag-Along Sale (as defined below), Yucaipa may at its option, or (iii) from and after the Trigger Date, Yucaipa may at its option (each, a “Drag-Along Right”), at any time elect to consummate, or to cause the Company to consummate, a transaction or a series of related transactions that constitutes or would constitute a Change of Control of the Company (a “Drag-Along Sale” and the Shareholders initiating such Drag-Along Sale, the “Drag-Along Seller” and the other Shareholders of the Company, the “Non-Drag-Along Seller”) and require each other Shareholder to, subject to the terms hereof: Transfer its Shares on the same terms and conditions applicable to, and for the same type of consideration payable to, the Drag-Along Seller, except as otherwise provided in Section 9.09(c).  Notwithstanding the foregoing, solely in the case of clause (i) above, if a DA ROFO Offer is submitted in accordance with Section 9.04(c), the Drag-Along Right may only be triggered if the aggregate consideration for the Company set forth in the Drag-Along Sale Notice is greater than the DA ROFO Offer Price of such DA ROFO Offer, in each case, based on an implied equity value for 100% of the Shares of the Company.

(b)         If the Drag-Along Seller elects to exercise its Drag-Along Rights, the Drag-Along Seller shall provide written notice of such Drag-Along Sale to the other Shareholders (a “Drag-Along Sale Notice”) not later than twenty (20) Business Days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the proposed purchaser in the Drag-Along Sale, confirmation that the proposed purchaser has been informed of the Shareholders’ rights pursuant to this Section 9.09, the number of Shares subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made and all other material terms and conditions of the Drag-Along Sale.

(c)         Any Drag-Along Sale must be for 100% of the Equity Securities of the Company and the consideration for such Drag-Along Sale must be solely of cash or freely marketable securities. Notwithstanding the foregoing, in such transaction, Yucaipa and its Permitted Transferees may receive other property or securities so long as all other Shareholders receive cash and/or freely marketable securities having a reasonably equivalent value, with any determination of such value made by a committee of the Board comprised solely of disinterested and independent Directors being final, binding, and not subject to dispute by any Shareholder.

(d)         The Drag-Along Seller shall have a period of one hundred eighty (180) calendar days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided, that, if such Drag-Along Sale is subject to regulatory approval, such one hundred eighty (180) calendar day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than two hundred forty (240) calendar days following delivery of the Drag-Along Sale Notice by the Drag-Along Seller. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Non-Drag-Along Seller any documents in the possession of the Drag-Along Seller executed by the Non-Drag-Along Seller in connection with the proposed Drag-Along Sale, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Shares owned by the Non-Drag-Along Seller shall again be in effect.

(e)          Promptly after the consummation of the Drag-Along Sale pursuant to this Section 9.09, the Drag-Along Seller shall (i) notify the Non-Drag-Along Seller thereof, (ii) if not remitted directly to the Non-Drag-Along Seller, remit to the Non-Drag-Along Seller the total consideration for the Shares of the Non-Drag-Along Seller Transferred pursuant thereto less the Non-Drag-Along Seller’s pro rata share of any escrows, holdbacks or adjustments in purchase price and all transaction expenses of the Company and the Non-Drag-Along Seller as determined in accordance with Section 9.10, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Non-Drag-Along Seller, and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Non-Drag-Along Seller. If not remitted directly to the Non-Drag-Along Seller, the Drag-Along Seller shall promptly remit to the Non-Drag-Along Seller any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f)          Notwithstanding anything contained in this Section 9.09, there shall be no liability on the part of the Drag-Along Seller to the Non-Drag-Along Seller (other than the obligation to return the applicable instruments representing Shares received by the Drag-Along Seller) or any other Person if the Transfer of Shares pursuant to this Section 9.09 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice, except to the extent the Drag-Along Seller or the Company has breached any provision of this Agreement or the provisions of the definitive acquisition agreement in connection with the Drag-Along Sale.

(g)          In the event a Drag-Along Seller seeks to commence a sale process in connection with a potential Drag-Along Sale pursuant to Section 9.09(a)(i), such sale process shall be administered by the Board.  The Board shall reasonably consult with the Drag-Along Seller and consider in good faith the views of the Drag-Along Seller in connection with material decisions and communications related to the Drag-Along Sale, including (i) identification and solicitation of prospective purchasers (including securing the services of an investment bank and/or other professional advisors to assist in procuring such purchasers), (ii) preparation of preliminary marketing and auction materials, and (iii) negotiation and execution of transaction documentation.  The Board shall use its reasonable best efforts to provide the Drag-Along Seller with a reasonable opportunity to attend material meetings and calls related to the Drag-Along Sale and the Board will use its reasonable best efforts to provide reasonable advanced notice of the same.  The Board shall use reasonable best efforts to keep the Drag-Along Seller reasonably informed on a reasonably current basis of material developments in connection with such Drag-Along Sale.

(h)         In the case of Section 9.09(a)(ii) and (iii), the Drag-Along Seller shall reasonably consult with the Board and consider in good faith the views of the Board in connection with material decisions and communications related to the Drag-Along Sale, including (i) identification and solicitation of prospective purchasers (including securing the services of an investment bank and/or other professional advisors to assist in procuring such purchasers), (ii) preparation of preliminary marketing and auction materials, and (iii) negotiation and execution of transaction documentation.  The Drag-Along Seller shall use its reasonable best efforts to provide the Board with a reasonable opportunity to attend material meetings and calls related to the Drag-Along Sale and the Drag-Along Seller will use its reasonable best efforts to provide reasonable advanced notice of the same.  The Drag-Along Seller shall use reasonable best efforts to keep the Board reasonably informed on a reasonably current basis of material developments in connection with such Drag-Along Sale.  The Company shall reimburse the Drag-Along Seller for all reasonable and documented out-of-pocket expenses incurred by the Drag-Along Seller in connection with the Drag-Along Sale.

(i)           Each of the Shareholders will reasonably cooperate with each other and the Company in connection with the Drag-Along Sale, subject to Section 9.10 below.

Section 9.10       Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 9.08 or Section 9.09, the rights and obligations of the other Shareholders to participate in a Tag-Along Sale under Section 9.08 or a Drag-Along Sale under Section 9.09 are subject to the following conditions:

(a)          upon the consummation of such Tag-Along Sale or Drag-Along Sale, except as otherwise provided in Section 9.09(c), (i) all of the Shareholders participating therein will receive the same form of consideration, including all payments whatsoever to any of its Affiliates (including transaction fees, exit fees, advisor and management fees), and (ii) if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option; and

(b)          each other Shareholder shall (i) make such representations, warranties and covenants, provide such indemnities, releases and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided, that if the other Shareholders are required to provide any representations or indemnities in connection with such Transfer, liability for misrepresentation or indemnity shall (as to such other Shareholders) be expressly stated to be several but not joint and each other Shareholder shall not be liable for more than its pro rata share (based on the proceeds to be received) of any liability for misrepresentation or indemnity, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price; provided, that, with respect to a Drag-Along Sale the Non-Drag-Along Seller (1) shall not be obligated to provide indemnification obligations that exceed its proceeds from the transaction, (2) shall not, unless the Non-Drag-Along Seller consents otherwise in its sole discretion, receive consideration other than cash or freely marketable securities, and (3) shall not be obligated to make any representations or warranties other than in relation to its due organization, title to the securities it is selling, its authority and capacity to effect the transfer and the absence of any conflict under Applicable Law or its organizational documents or any contract that would prevent or delay the transfer (it being understood that this Section 9.10(b) shall not limit, and each Shareholder shall be responsible for, severally and not jointly such Shareholder’s pro rata share (based on the proceeds received) of any breach of the Company’s representations and warranties).

Section 9.11         Public Offering Rights.

(a)          The Board, subject to the consent of Yucaipa pursuant to Section 5.16(f), shall have the right to cause the Company to effect an IPO at any time, and the Company will engage legal and financial advisors to act as the Company’s advisors with respect thereto and the Shareholders will cooperate in all respects in marketing and effecting such IPO, subject to the rights of Shareholders under any Registration Rights Agreement. The Board shall be authorized to make decisions regarding the timing, size of offering, listing exchange, selection of underwriters and other decisions regarding the IPO.

(b)          Caring Qualified IPO Process Option.

(i)
Notwithstanding Yucaipa’s approval right under Section 5.16(f), for so long as Caring (together with his Permitted Transferees) holds 18,431,435 or more Shares (appropriately adjusted for any stock splits, stock dividends or other similar events), from and after the two (2) year period following the Effective Date, the Board shall, upon written notice by Caring, cause the Company to commence a Qualified IPO process and use commercially reasonable efforts to pursue such process.  The Company shall use commercially reasonable efforts to keep Caring reasonably informed of the Qualified IPO process and provide Caring with reasonable access to personnel of the lead underwriter for periodic updates.  The Board, in lieu of commencing and pursuing a Qualified IPO process, may initiate a process for the sale of the Company or otherwise pursue a Company Change of Control transaction.

(ii)
The Board may, in its sole discretion, determine to proceed with, or terminate the Qualified IPO process after receiving bona fide feedback from prospective underwriters as to expected valuation, market receptivity and Qualified IPO execution considerations.  Notwithstanding any commencement of the process, the consummation of a Qualified IPO will remain subject to the Board’s approval.

(c)         With respect to any IPO contemplated by this Section 9.11, the Company (or any legal entity in which the Company is converted in order to effect the IPO) and the Shareholders shall use reasonable best efforts to structure any IPO in a tax efficient manner.

(d)          In connection with the undertaking of an IPO contemplated by this Section 9.11, if requested by the managing underwriters (if any), the Shareholders shall execute an agreement that subjects such Shareholders to customary lock-up provisions.

(e)          This Agreement shall terminate in full without any further action by any Party upon the consummation of an IPO; provided, that notwithstanding the foregoing or anything else in this Agreement to the contrary, Article 6, Section 10.02, Section 12.11, Section 12.12, Section 12.13, Section 12.14, and Section 12.15 shall not terminate, but shall remain in effect, upon, from and following any termination of this Agreement pursuant to this Section 9.11(e).

Section 9.12        Registration Rights. In connection with an IPO, the Company shall enter into a registration rights agreement granting to each of the Shareholders, to the extent applicable, registration rights on customary terms (the “Registration Rights Agreement”).

ARTICLE 10
Covenants

Section 10.01       Approved Budget. Without limitation to any consent or approval right or requirement set forth in Section 5.15, Section 5.16, and Section 5.17, not less than thirty (30) days prior to the end of each Fiscal Year, the Company shall prepare and submit to the Board, for the Board’s review and approval, an annual budget (a “Budget”, and a Budget approved by the Board, an “Approved Budget”) for the next succeeding Fiscal Year. If the Board fails to approve such Budget prior to the first day of the first Fiscal Year to be covered by such Budget, the Company shall continue to operate under the most recent Approved Budget until a new Budget is approved.

Section 10.02       Confidentiality.

(a)          Each Shareholder agrees that it shall hold strictly confidential and shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clauses (a) through (e) below to hold strictly confidential and to use, the Confidential Information only in connection with its investment in (or, in the case of clause (e), its potential investment in or acquisition of an interest in) the Company and not for any other purpose. Each Shareholder agrees that it shall be responsible for any breach of the provisions of this Section 10.02 by any of its Representatives or potential transferees to whom it discloses Confidential Information. Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)
to the extent required by Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided, that, unless otherwise prohibited by Applicable Law, such Shareholder agrees to give the Company prompt written notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall, in any event, make only the minimum disclosure required by such Applicable Law));

(ii)
to any regulatory authority to which such Shareholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information and such Shareholder uses reasonable best efforts to seek confidential treatment of such information to the extent available;

(iii)	to the extent required by applicable rules and regulations of any Governmental Authority with responsibility for regulating securities or by applicable stock exchange rules;

(iv)	if the prior written consent of the Board and the other Shareholders shall have been obtained; and

(v)
in the case of the Bruce Group, to the direct and indirect equity holders of the Bruce Group, its Affiliates and their respective affiliated investment funds who are under duties or obligations of confidentiality.

(b)       Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any bona fide claim by or against the Company or any Shareholder.

Section 10.03       Non-Disparagement. Each Shareholder agrees that so long as it or any of its Permitted Transferees remains a Shareholder of the Company and for twenty-four (24) months thereafter, neither such Shareholder nor any Affiliate of such Shareholder shall, make or cause to be made, any statement or announcement (including through any press, media, analysts or other persons) that constitutes an expression of negative opinion, ad hominem attack on, or otherwise disparages, defames, slanders, or impugns or is reasonably likely to damage the reputation of the Company, the MCR Investor, the Momentum Investor, Caring, Yucaipa or any of their respective Subsidiaries and Affiliates. Nothing in this Section 10.03 shall apply to statements made to a court or arbitrator in good faith in connection with the assertion or defense of any bona fide claim by or against the Company or any Shareholder.

ARTICLE 11
Reporting

Section 11.01       Financial Information. The Company shall concurrently provide to each of the Shareholders (and their respective Permitted Transferees), for so long as each such Shareholder owns any Company Securities, in each case, as soon as reasonably available:

(a)         the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the Fiscal Year then ended, in each case, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(b)         the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related audited statements of operations and cash flow for such Fiscal Year, in each case, prepared in accordance with GAAP;

(c)        regular quarterly reports prepared by the CEO and/or other members of senior management including but not limited to Company cash flow and P&L forecasts and key performance indicators; and

(d)          any other information reasonably requested by such Shareholder, subject to the approval of the Board.

Section 11.02      Liability. No Party shall have any liability to any other Party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the Party providing such information.

ARTICLE 12
Miscellaneous

Section 12.01       [Reserved].

Section 12.02       [Reserved].

Section 12.03      Further Assurances. Each Shareholder shall, at its own expense, sign and execute such documents and use reasonable efforts to perform such further acts as the Company or Yucaipa may reasonably request from time to time to give full effect to, and give each Party the full benefit of, this Agreement.

Section 12.04      Expenses. Except as otherwise agreed in writing, each party shall bear all its own fees and expenses incurred by such Party hereto in connection with the preparation, execution and consummation of the terms of this Agreement and the Transaction Documents.

Section 12.05     Amendment or Modification. Subject to Section 5.16(a) and Section 5.17(a), this Agreement may only be amended, modified or waived by a written instrument approved by each of (i) Shareholders holding at least a majority of the voting power of the issued and outstanding Shares and (ii) Yucaipa; provided, however, that any amendment or modification that disproportionately and materially adversely affects one or more Shareholders in relation to similarly situated Shareholders must be consented to in writing by such disproportionately and adversely affected Shareholders holding a majority of voting power of the Shares held by such disproportionately and adversely affected Shareholders (excluding Yucaipa).

Section 12.06      Waiver; Cumulative Remedies. Except as explicitly stated otherwise in this Agreement, failure or delay by any Party in exercising any right or remedy under or in connection with this Agreement will not impair any right or remedy, or operate or be construed as a waiver of any right or remedy. Except as specifically provided herein, all remedies, either under this Agreement or by Applicable Law or otherwise afforded, will be cumulative and not alternative.

Section 12.07      Entire Agreement. This Agreement, the Transaction Documents and the Existing Stockholders’ Agreement constitute the entire agreement between the Parties hereto relating to the subject matter hereof and thereof and supersede and terminate any preceding or concurrent oral or written agreements between the Parties hereto with respect thereto, and no Party will have any right or remedy against any other Party arising out of or in connection with any such preceding or concurrent agreements unless expressly agreed otherwise herein.

Section 12.08       Third Party Beneficiaries. Except as otherwise provided in Section 6.01, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties hereto.

Section 12.09      Non-Assignability; Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective personal and legal representatives, heirs, executors, administrators, successors and permitted assigns; provided that no Party may assign or procure the assumption of any of its rights or obligations under this Agreement, grant or procure the granting of any security interest over or otherwise transfer the benefit of this Agreement, whether in whole or in part, to any other Person without the prior written consent of the other Parties, other than in connection with a Transfer permitted pursuant to Article 9.

Section 12.10    Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Any such invalid or unenforceable provision will be replaced or be deemed to be replaced with a provision that is valid and enforceable and most closely resembles the intent of the invalid or unenforceable provision.

Section 12.11       Injunctive Relief. The Parties hereto hereby acknowledge and agree that a violation of any of the terms of this Agreement will cause the other Parties and the Company irreparable injury for which an adequate remedy at law is not available. Accordingly, the Parties hereto expressly agree that in addition to any other remedy that each of the Parties and the Company may be entitled to in law or in equity, each of the Parties hereto and the Company shall, except as specifically provided otherwise in this Agreement, be entitled to specific performance of the terms of this Agreement and any injunction, restraining order or other equitable relief that may be necessary to prevent any breach(es) thereof.

Section 12.12      Governing Law. This Agreement is governed by and interpreted, construed and enforced in accordance with the laws of the state of Delaware, without regard to the conflict of laws principles thereof.

Section 12.13       Dispute Resolution.

(a)          Upon the occurrence of any dispute or disagreement between the Parties hereto (including any Indemnitee) arising out of or in connection with any term or provision of this Agreement, the subject matter hereof, or the interpretation or enforcement hereof, including any claim, action, suit, investigation or proceeding of any kind, whether based in contract or tort, or whether at law or in equity, or otherwise, that arises out of or related to a Party’s status or rights as a holder of Company Securities (in each case, a “Dispute”), the Parties hereto (including any Indemnitee) shall engage in informal, good faith discussions and attempt to resolve the Dispute for a period of no more than twenty (20) Business Days. If the Parties hereto are unable to resolve the Dispute within such twenty (20) Business Day period, then the Parties hereto (including any Indemnitee) shall comply with the dispute resolution procedure set forth in Section 12.13(b).

(b)         If the Parties hereto (including any Indemnitee) are unable to resolve the Dispute pursuant to Section 12.13(a), then such Parties (including any Indemnitee) shall submit the Dispute to final and binding arbitration in New York, New York, administered by Judicial Arbitration & Mediation Services (“JAMS”), or its successor, in accordance with the rules and procedures of JAMS in effect. The Parties hereto (including any Indemnitee) agree that any and all Disputes (which for purposes of this Section 12.13 will be deemed to include any action pursuant to the immediately preceding sentence) that are submitted to arbitration shall be decided by three (3) neutral arbitrators who are retired judges or attorneys licensed to practice law in New York who are experienced in complex commercial transactions. Within seven (7) days of the commencement of arbitration, each of the Board, Yucaipa and the RC Director (or, if there shall be no RC Director at such time, the Designated Directors) shall select one (1) arbitrator.  The Parties hereto will cooperate with JAMS and with one another in selecting such arbitrators and in scheduling the arbitration proceedings in accordance with applicable JAMS procedures. The arbitration shall be conducted in accordance with the JAMS Comprehensive Arbitration Rules & Procedures as those Rules exist on the Effective Date of this Agreement, including Rules 16.1 and 16.2 of those Rules. The Parties hereto agree that they will participate in the arbitration in good faith and each Party hereto participating in any arbitration proceedings will bear such Party’s own attorneys’ fees and costs associated with the arbitration, unless such Party is ordered to pay reasonable costs and expenses pursuant to the final determination by the arbitrators. In any arbitration arising out of or related to this Agreement, the arbitration panel shall, in the final award, award to the substantially prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the substantially prevailing party in connection with the arbitration. If, in the final award, the arbitration panel determines a party to be the substantially prevailing party under circumstances where the substantially prevailing party won on some but not all of the claims and counterclaims, the arbitration panel may award the substantially prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the substantially prevailing party in connection with the arbitration. The arbitration panel shall apply Delaware law without reference to conflicts of laws principles that would result in the application of the law of a jurisdiction other than Delaware. Any award issued as a result of such arbitration shall be final and binding among the Parties hereto and shall be enforceable by any court having jurisdiction over such Party against whom enforcement is sought. The Parties hereto (including any Indemnitee) expressly acknowledge and understand that by entering into this Agreement, each Party hereto (including any Indemnitee) is waiving such Party’s respective rights to have any Dispute among the Parties hereto adjudicated by a court or by a jury. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the provision in this paragraph with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act.

(c)         Except as may be required by Applicable Law or court order, the Parties hereto (including any Indemnitee) agree to maintain confidentiality as to all aspects of any arbitration, including its existence and results, except that nothing herein shall prevent any Party hereto from disclosing information regarding such arbitration for purposes of proceedings to enforce this clause or to enforce the award or for purposes of seeking provisional remedies from a court of competent jurisdiction. The Parties hereto (including any Indemnitee) further agree to obtain the agreement of the arbitral tribunal to preserve the confidentiality of the arbitration.

(d)         By agreeing to arbitration, the Parties hereto do not intend to deprive the Delaware Courts of their ability to issue any form of provisions remedy, including but not limited to a preliminary injunction or attachment in aid of the arbitration, or to order any appropriate interim or conservatory measure. A request for such provisional remedy or interim or conservatory measure by a Party hereto to a Delaware Court shall not be deemed a waiver of this agreement to arbitrate.

(e)         In any arbitration arising out of or related to this Agreement, the arbitration panel is not empowered to award punitive or exemplary damages, except where permitted by statute, and the Parties waive any right to recover any such damages. In any arbitration arising out of or related to this Agreement, the arbitration panel may not award any incidental, indirect or consequential damages, including damages for lost profits.

(f)          In any arbitration arising out of or related to this Agreement, requests for documents: (i) shall be limited to documents which are directly relevant to significant issues in the case or to the case’s outcome; (ii) shall be restricted in terms of time frame, subject matter and persons or entities to which the requests pertain; and (iii) shall not include broad phraseology such as “all documents directly or indirectly related to.” In any arbitration arising out of or related to this Agreement: (i) there shall be production of electronic documents only from sources used in the ordinary course of business and absent a showing of compelling need, no such documents are required to be produced from backup servers, tapes or other media, (ii) absent a showing of compelling need, the production of electronic documents shall normally be made on the basis of generally available technology in a searchable format which is usable by the party receiving the e-documents and convenient and economical for the producing party and absent a showing of compelling need, the parties need not produce metadata, with the exception of header fields for email correspondence, (iii) the description of custodians from whom electronic documents may be collected shall be narrowly tailored to include only those individuals whose electronic documents may reasonably be expected to contain evidence that is material to the dispute, and (iv) where the costs and burdens of e-discovery are disproportionate to the nature of the dispute or to the amount in controversy, or to the relevance of the materials requested, the arbitration panel will either deny such requests or order disclosure on condition that the requesting party advance the reasonable cost of production to the other side, subject to the allocation of costs in the final award. In any arbitration arising out of or related to this Agreement, there shall be no interrogatories or requests to admit. In any arbitration arising out of or related to this Agreement, each side may take two (2) depositions. Each side’s depositions are to consume no more than a total of four (4) hours. There are to be no speaking objections at the depositions, except to preserve privilege. The total period for the taking of depositions shall not exceed one (1) week.

(g)         In any arbitration arising out of or related to this Agreement: (i) any party wishing to make a dispositive motion shall first submit a brief letter (not exceeding five (5) pages) explaining why the motion has merit and why it would speed the proceeding and make it more cost-effective and the other side shall have three (3) Business Days within which to respond, (ii) based on the letters, the arbitration panel will decide whether to proceed with more comprehensive briefing and argument on the proposed motion, (iii) if the arbitration panel decides to go forward with the motion, the arbitration panel will place page limits on the briefs and set an accelerated schedule for the disposition of the motion, and (iv) under ordinary circumstances, the pendency of such a motion will not serve to stay any aspect of the arbitration or adjourn any pending deadlines. The following time limits are to apply to any arbitration arising out of or related to this Agreement: (i) discovery is to be completed within fifteen (15) days of the service of the arbitration demand, (ii) the evidentiary hearing on the merits (“Hearing”) is to commence within thirty (30) days of the service of the arbitration demand, (iii) at the Hearing, each side is to be allotted one (1) day for presentation of direct evidence and for cross examination, (iv) a brief, reasoned award is to be rendered within forty-five (45) days of the close of the Hearing or within forty-five (45) days of service of post-hearing briefs if the arbitration panel direct the service of such briefs, and (v) the arbitration panel must agree to the foregoing deadlines before accepting appointment. Failure to meet any of the foregoing deadlines will not render the award invalid, unenforceable or subject to being vacated. The arbitration panel, however, may impose appropriate sanctions and draw appropriate adverse inferences against the party primarily responsible for the failure to meet any such deadlines.

Section 12.14       JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

(a)         THE PARTIES HERETO HEREBY AGREE THAT ANY SUIT, ACTION, OR PROCEEDING SEEKING TO ENFORCE A FINAL DETERMINATION RENDERED BY THE ARBITRATORS PURSUANT TO THE PROVISIONS OF Section 12.13 OR TO OBTAIN OR ANY PROVISIONAL RELIEF PURSUANT TO Section 12.13(d) MAY ONLY BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY IF SUCH COURT DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, THEN IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR, IF JURISDICTION IS NOT THEN AVAILABLE IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (BUT ONLY IN SUCH EVENT), THEN IN ANY COURT SITTING OF THE STATE OF DELAWARE IN NEW CASTLE COUNTY) AND ANY APPELLATE COURT FROM ANY OF SUCH COURTS (IN ANY CASE, THE “DELAWARE COURT”), AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY OF THE DELAWARE COURTS. WITHOUT LIMITING THE FOREGOING, EACH PARTY HERETO AGREES THAT SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN Section 12.15 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY WHEN DEEMED GIVEN PURSUANT TO Section 12.15; PROVIDED THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(b)        TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY JUDICIAL ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTY HERETO OR THE COMPANY OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. THE COMPANY OR ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.14(B) WITH ANY COURT IN ANY JURISDICTION AS WRITTEN EVIDENCE OF THE CONSENT OF THE MEMBERS TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Section 12.15       Notices.

(a)         All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

if to the Company to:

Soho House & Co Inc.
180 Strand
London, United Kingdom WC2R 1EA
Attention: Benedict Nwaeke
Email: ben.nwaeke@sohohouse.com

if to Yucaipa:

The Yucaipa Companies, LLC
9130 W Sunset Boulevard,
West Hollywood, CA 90069-3110
Attention: Dan Larsen
Email: legal@yucaipaco.com

with a required copy (which copy shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Samir A. Gandhi; John H. Butler; Ayo Badejo
Emails: sgandhi@sidley.com; john.butler@sidley.com;
abadejo@sidley.com

if to any other Shareholder: to such addresses reflected on Exhibit A hereto or in the books and records of the Company.

(b)          By written notice to the Company or any Shareholder may change the address to which notices shall be directed.

Section 12.16      Counterparts. This Agreement may be executed in any number of counterparts, and delivered by facsimile or otherwise, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

SOHO HOUSE & CO INC.

By:	/s/ Andrew Carnie
Name: Andrew Carnie
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

YUCAIPA:

/s/ Ronald Wayne Burkle
Ronald Wayne Burkle

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC, its General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Authorized Signatory

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC, its General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Authorized Signatory

YUCAIPA AMERICAN ALLIANCE III, L.P.

By: Yucaipa American Alliance III, LLC, its General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Authorized Signatory

[Signature Page to Voting Agreement]

YUCAIPA SOHO WORKS, INC.

By: Yucaipa American Alliance (Parallel) III, LP, its sole stockholder

By: Yucaipa American Alliance III, LLC, its General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Authorized Signatory

GLOBAL JOINT VENTURE INVESTMENT PARTNERS LP

By: Global Joint Venture Investment Partners, LLC, its General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Authorized Signatory

OA3, LLC

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Authorized Signatory

[Signature Page to Voting Agreement]

MCR INVESTOR:

M4 SOHO HOUSE HOLDINGS LP

By:	/s/ Joseph Delli Santi
Name: Joseph Delli Santi
Title: Authorized Signatory

DR SOHO HOUSE HOLDINGS LLC

By:	/s/ Joseph Delli Santi
Name: Joseph Delli Santi
Title: Authorized Signatory

MCR SOHO HOUSE HOLDINGS LLC

By:	/s/ Joseph Delli Santi
Name: Joseph Delli Santi
Title: Authorized Signatory

[Signature Page to Voting Agreement]

MOMENTUM INVESTOR:

MOMENTUM SOLUTIONS II, LLC

By:	/s/ George Popstefanov
Name: George Popstefanov
Title: Chief Executive Officer, President and Secretary

[Signature Page to Voting Agreement]

BRUCE GROUP:

CLASSACT, LLC

By:	/s/ Ashton Kutcher
Name: Ashton Kutcher
Title: Manager

By:	/s/ Dan Rosensweig
Name: Dan Rosensweig
Title: Manager

[Signature Page to Voting Agreement]

APOLLO INVESTOR:

APOLLO DEBT SOLUTIONS BDC

By: Apollo Credit Management, LLC, its investment adviser
By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

APOLLO CREDIT MASTER FUND LTD.

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO OFFSHORE CREDIT MASTER FUND (UNLEVERED) LP

By: Apollo ST Credit Partners GP LLC, its general partner
By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

AAA MULTI-ASSET CREDIT STRATEGIES FUND (Z), L.P.

By: Apollo Capital Management L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

ATHORA LUX INVEST NL
a reserved alternative investment fund in the form of a Luxembourg special limited partnership (société en commandite spéciale), acting in respect of its compartment, ATHORA LUX INVEST NL – ATHORA ACCORD SIDE CAR, acting through its managing general partner Athora Lux Invest Management and represented by its delegate portfolio manager, Apollo Management International LLP

By: Apollo Management International LLP, its portfolio manager

By: Apollo International Management Holdings, LLC, its member
By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

FOX HEDGE INTERMEDIATE A LIMITED

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William Kuesel
Name: William Kuesel
Title: Vice President

APOLLO ACCORD+ II AGGREGATOR C, L.P

By: Apollo Accord+ Management, L.P., its investment manager

By: Apollo Accord+ Management GP, LLC, its general partner
By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

APOLLO OASIS PARTNERS, L.P.

By: Apollo Oasis Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO CREDIT STRATEGIES ABSOLUTE RETURN AGGREGATOR C, L.P.

By: Apollo Credit Strategies Absolute Return Management, L.P., its investment manager

By: Apollo Credit Strategies Absolute Return Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P.

By: Apollo Centre Street Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO LINCOLN FIXED INCOME FUND, L.P.

By: Apollo Lincoln Fixed Income Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

APOLLO MOULTRIE CREDIT FUND, L.P.

By: Apollo Moultrie Credit Fund Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO CALLIOPE FUND, L.P.

By: Apollo Calliope Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO TPSF VIOLET CROWN PARTNERSHIP, L.P.

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO EXCELSIOR, L.P.

By: Apollo Excelsior Management, L.P., its investment manager

By: Apollo Excelsior Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

APOLLO LIBRA CREDIT OPPORTUNITIES FUND, L.P.

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO UNION STREET PARTNERS, L.P.

By: Apollo Union Street Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO H-3 CREDIT FUND I, L.P.

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

APOLLO RWNIH-HSMA LP

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO HOSTPLUS CREDIT II HOLDINGS II, L.P.

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO GOLDEN FALCON CO-INVEST FUND, LTD.

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

APOLLO DELPHI FUND, L.P.

By: Apollo Delphi Management, L.P., its investment manager

By: Apollo Delphi Management GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO CREDIT STRATEGIES MASTER FUND LTD.

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO PPF CREDIT STRATEGIES, LLC

By: Apollo PPF Credit Strategies Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO ATLAS MASTER FUND, LLC

By: Apollo Atlas Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Voting Agreement]

OTHER SHAREHOLDERS:

WEST STREET STRATEGIC SOLUTIONS FUND I, L.P.

By: Goldman Sachs Asset Management, L.P., Attorney-in-Fact

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

WEST STREET STRATEGIC SOLUTIONS FUND I-(C), L.P.

By: Goldman Sachs Asset Management, L.P., Attorney-in-Fact

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

WSSS INVESTMENTS W, LLC

By: WSSS Investments R, L.P., its sole member

By: Goldman Sachs Asset Management, Attorney-in-Fact

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

[Signature Page to Voting Agreement]

WEST STREET CT PRIVATE CREDIT PARTNERSHIP, L.P.

By: Goldman Sachs Asset Management, L.P., its Investment Manager

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

WSSS INVESTMENTS X, LLC

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

WSSS INVESTMENTS I, LLC

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

WSSS INVESTMENTS U, LLC

By:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

[Signature Page to Voting Agreement]

/s/ Richard Caring
Richard Caring

[Signature Page to Voting Agreement]

/s/ Nick Jones
Nick Jones

[Signature Page to Voting Agreement]

/s/ Andrew Carnie
Andrew Carnie

[***]

[Signature Page to Voting Agreement]

EXHIBIT A

SHAREHOLDER INFORMATION

[***]

EXHIBIT B-1

INITIAL DIRECTORS

This Exhibit sets out the Initial Directors of the Company as of the Effective Date.

#	Directors	Type of Director

1.	Ronald Burkle	Yucaipa Designee

2.	Mark Ein	Yucaipa Designee

3.	Joe Hage	Yucaipa Designee

4.	Scott Stedman	Yucaipa Designee

5.	Reed B. Rayman	Apollo Investor Designee

6.	Tyler Morse	MCR Investor Designee

7.	George Popstefanov	Momentum Director

8.	Ashton Kutcher	Designated Director

9.	Richard Caring	RC Director

EXHIBIT B-2

NON-VOTING REPRESENTATIVES

This Exhibit sets out the initial Non-Voting Representatives of the Company as of the Effective Date.

#	Non-Voting Representative
1.	Dennis van Laer
2.	To be designated by Yucaipa within sixty (60) days of the Effective Date.
3.	To be designated by Yucaipa within sixty (60) days of the Effective Date.
4.	To be designated by Yucaipa within sixty (60) days of the Effective Date.

EXHIBIT C

PRE-APPROVED AFFILIATE TRANSACTIONS

[***]